Exhibit 10.2

LINCOLN INTERNATIONAL, LP
FOURTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
Dated as of [ ò ], 2026

THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED PARTNERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

v

Schedules

Schedule 1	–	Schedule of Pre-IPO Partners
Schedule 2	–	Schedule of Partners

Exhibits

Exhibit A	–	Form of Joinder Agreement
Exhibit B-1	–	Form of Agreement and Consent of Spouse
Exhibit B-2	–	Form of Spouse’s Confirmation of Separate Property
Exhibit C	–	Policy Regarding Certain Equity Issuances
Exhibit D		Form of Redemption Notice

LINCOLN INTERNATIONAL, LP
FOURTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
This FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) of Lincoln International, LP, a Delaware limited partnership (the “Company”), dated as of [ ò ], 2026 (the “Effective Date”), is made and entered into by and among the Company, Lincoln International, Inc., a Delaware corporation (the “Corporation”), as the sole General Partner (as defined below) of the Company, and each of the other persons listed on Schedule 2 attached hereto as limited partners (together with persons subsequently admitted as limited partners under this Agreement, the “Limited Partners”).
RECITALS
WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;
WHEREAS, certain of the Partners (as defined below) were members of Lincoln Partners LLC, a Delaware limited liability company (“Lincoln Partners”);
WHEREAS, certain of the Partners elected to convert Lincoln Partners into a Delaware limited partnership with the name “Lincoln International, LP” to be governed by the terms and conditions of the Limited Partnership Agreement of the Company, dated as of December 19, 2011 (the “Original Partnership Agreement”);
WHEREAS, certain of the Partners amended and restated the Original Partnership Agreement by entering into that certain Amended and Restated Limited Partnership Agreement of the Company effective as of January 1, 2013 (as amended by Amendment No. 1, dated May 23, 2019, and Amendment No. 2, dated July 29, 2019, the “First Amended and Restated LP Agreement”);
WHEREAS, certain of the Partners amended and restated the First Amended and Restated LP Agreement by entering into that certain Second Amended and Restated Limited Partnership Agreement of the Company, effective as of August 7, 2020 (the “Second Amended and Restated LP Agreement”);
WHEREAS, immediately prior to the date hereof, the Company was governed by that certain Third Amended and Restated Limited Partnership Agreement of the Company, dated as of April 27, 2022 (as amended by Amendment No. 1 to the Third Amended and Restated Limited Partnership Agreement, effective as of January 1, 2025, and by Amendment No. 2 to the Third Amended and Restated Limited Partnership Agreement, effective as of April 21, 2026, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Prior LP Agreement”), which the parties listed on Schedule 1 hereto were parties in their capacity as partners (including pursuant to consents and joinders thereto) (collectively, the “Pre-IPO Partners”);
WHEREAS, in connection with the IPO, the Company was a party to a series of reorganization transactions with the Corporation and various other parties pursuant to which, among other matters, the Corporation was admitted as a Pre-IPO Partner and as the sole General Partner of the Company and the Company was continued without dissolution (the “Reorganization Transactions”);
WHEREAS, in connection with the IPO, the Company, the Corporation and the Pre-IPO Partners desire to recapitalize and convert all of the Original Units (as defined below) into Common Units (as defined below) (the “Recapitalization”) as provided herein;
WHEREAS, except for the Over-Allotment Option (as defined below), the Corporation will sell shares of its Class A Common Stock to public investors in the IPO and will use the net proceeds received from the IPO (the “IPO Net Proceeds”) to purchase newly issued Common Units from the Company pursuant to the IPO Common Unit Subscription Agreement;
WHEREAS, the Corporation may issue additional shares of Class A Common Stock in connection with the IPO as a result of the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”) and, if the Over-Allotment Option is exercised in whole or in part, any additional net proceeds (the “Over-Allotment Option Net Proceeds”) shall be used by the Corporation to purchase additional newly issued Common Units from the Company pursuant to the IPO Common Unit Subscription Agreement;
WHEREAS, the net proceeds received by the Company from the issuance of Common Units pursuant to the IPO Common Unit Subscription Agreement shall be used (i) to partially redeem certain of the Common Units held directly or indirectly by Partners, (ii) to pay fees and expenses in connection with the IPO and Recapitalization, (iii) to repay amounts under the Credit Agreements and (iv) for general corporate purposes; and
WHEREAS, in connection with the foregoing matters, the Company and the Partners desire to continue the Company without dissolution and amend and restate the Prior LP Agreement in its entirety as of the Effective Date to reflect, among other things, (a) the Recapitalization, (b) the admission of the Corporation as a Partner (which was effected in accordance with the foregoing Recitals) and its admission as sole General Partner of the Company and (c) the other rights and obligations of the Partners, the Company, the General Partner and the Corporation, in each case, as provided and agreed upon in the terms of this Agreement as of the Effective Date, at which time the Prior LP Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Agreement is hereby entered into by and among the Company, the Corporation and the Partners, each intending to be legally bound, each hereby agrees as follows:
ARTICLE I.
DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Additional Limited Partner” has the meaning set forth in Section 12.02.
“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Partner as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Partner’s Capital Account balance shall be:
(a)    reduced for any items described in Treasury Regulation Section 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and
(b)    increased for any amount such Partner is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).
“Admission Date” has the meaning set forth in Section 10.06.
“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).
“Agreement” has the meaning set forth in the Preamble.
“Assignee” means a Person to whom a Unit has been transferred but who has not become a Substituted Limited Partner pursuant to Article XII.
“Assumed Tax Liability” means, with respect to any Partner, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for federal income tax purposes, allocated to such Partner for full or partial Fiscal Years commencing on or after the Effective Date, less prior losses of the Company allocated to such Partner for full or partial Fiscal Years commencing on or after the Effective Date to the extent such prior losses are available to reduce such income or gain and have not previously been taken into account in the calculation of Assumed Tax Liability for any prior period, in each case, as determined by the General Partner over (ii) the the cumulative Tax Distributions made to such Partner after the Effective Date pursuant to Sections 4.01(b)(i), 4.01(b)(ii) and 4.01(b)(iii); provided that, (x) in the case of each Partner, and for the avoidance of doubt, such Assumed Tax Liability shall take into account any Code Section 704(c) allocations (including “reverse” 704(c) allocations) as well as any adjustments under Sections 743 or 734 of the Code and (y) in the case of the Corporation, such Assumed Tax Liability shall in no event be less than an amount that will enable the Corporation to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year.
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Partner is subject (or shall be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Partner to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Partner in connection with a Share Settlement.
“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).
“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.
“Capital Account” means the capital account maintained for a Partner in accordance with Section 5.01.
“Capital Contribution” means, with respect to any Partner, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Partner (or such Partner’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.
“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent; provided, that such funds are (i) in the case of a Redemption occurring in connection with the closing of the IPO, funds that are received from the IPO and (ii) in any other case, funds that are received from a Qualifying Offering; for the avoidance of doubt, such funds shall be equal to the net proceeds received by the Corporation from the IPO or Qualifying Offering, as applicable, determined after deduction of the Discount.
“Certificate” means the Company’s Certificate of Limited Partnership as filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation as in effect in the Corporation’s jurisdiction of formation, as may be amended from time to time.
“Cause” means, with respect to any Partner who is an individual, (a) the Financial Industry Regulatory Authority of the United States (“FINRA”) terminates a Partner’s “Principal” or “Registered Representative” license or such license lapses and such Partner fails to reinstate such license within a reasonable period of time after proper notice that such license has lapsed; (b) a Partner commits any fraud, act of bad faith, theft of Company property, or property of any of its Subsidiaries or Affiliates, or makes a misrepresentation of material fact that results in a loss in excess of $2,500; (c) a Partner’s indictment, conviction of, or entry of a plea of guilty or no contest with respect to a felony or any lesser crime of which fraud or dishonesty is a material element; (d) a Partner breaches its covenants under Article XV of this Agreement; (e) a Partner fails to comply with the codes, policies or procedures of the Company or of any of its Subsidiaries or Affiliates or any Federal or State laws and regulations regarding the hiring or treatment of employees; (f) a Partner’s intoxication while engaged in the performance of any duties on behalf of the Company or its Subsidiaries or Affiliates or which interferes with such Partner’s ability to perform such Partner’s assigned duties or responsibilities, or use of illegal drugs; or (g) a Partner breaches or violates any employment or similar agreement with the Company or any of its Subsidiaries or Affiliates or any covenant or obligation pertaining to non-competition, non-solicitation of clients and/or employees, non-service of clients, assignment of intellectual property, or confidentiality owing to the Company or any of its Subsidiaries or Affiliates (including, without limitation, any Proprietary Interests Protection Agreement such Partner entered into with the Company or any of its Subsidiaries or Affiliates).
“Change of Control” means the occurrence of any of the following events:
(a)    any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote;
(b)    the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company);
(c)    there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or
(d)    the Corporation ceases to be the sole general partner of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.
“Change of Control Date” has the meaning set forth in Section 10.09(a).
“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.
“Class A Common Stock” means the shares of Class A common stock, par value $0.00001 per share, of the Corporation.
“Class B Common Stock” means the shares of Class B Common Stock, par value $0.00001 per share, of the Corporation.
“Class C Common Stock” means the shares of Class C Common Stock, par value $0.00001 per share, of the Corporation.
“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.
“Common Unit” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect to the Common Units in this Agreement.
“Common Unit Redemption Price” means the price per share for which shares of Class A Common Stock are sold by the Corporation in the IPO or applicable Qualifying Offering, as applicable, after taking into account any Discount.
“Common Unitholder” means a Partner who is the registered holder of Common Units.
“Company” has the meaning set forth in the preamble to this Agreement.
“Confidential Information” has the meaning set forth in Section 16.02(a).

“Controlling Partners” means Lawrence James Lawson III, the Corporation’s co-founder and Chairman of the Corporate Board, Robert Bruce Barr, the Corporation’s co-founder and director of the Corporate Board, Robert Todd Brown, the Corporation’s Chief Executive Officer and director of the Corporate Board, and Eric Dennis Malchow, the Corporation’s President and Global Head of M&A and director of the Corporate Board, who will each be holders of Common Units, Class A Common Stock (other than Mr. Malchow) and Class C Common Stock immediately following consummation of the Reorganization Transactions.
“Corporate Board” means the board of directors of the Corporation.
“Corporate Incentive Award Plan” means the 2026 Incentive Award Plan of the Corporation, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.
“Corporation Offer” has the meaning set forth in Section 10.09(b).
“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class B Common Stock or Class C Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.
“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor thereto.
“DGCL” means the General Corporation Law of the State of Delaware.
“Direct Exchange” has the meaning set forth in Section 11.03(a).
“Discount” has the meaning set forth in Section 6.06.
“Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL and applicable common law, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, the

Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter. For purposes of any election to be made by the Corporation between a Cash Settlement and a Share Settlement upon a Redemption of Common Units, the Disinterested Majority shall exclude any director who is (i) the beneficial owner of such Common Units; (ii) Affiliated with the beneficial owner of such Common Units; or (iii) serving on the Corporate Board as a nominee of the beneficial owner of such Common Units or its Affiliates.
“Distributable Cash” means, as of any relevant date on which a determination is being made by the General Partner regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreements (and without otherwise violating any applicable provisions of any of the Credit Agreements) and applicable Law.
“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Partner with respect to such Partner’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Partners or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Partner that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.
“Distribution Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate applicable for a Fiscal Year applicable to a corporate or individual taxpayer (whichever is higher), resident in New York, New York, determined by taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the General Partner; provided that, for the avoidance of doubt, such highest rate shall apply to all Partners for purposes of this Agreement.
“Effective Date” has the meaning set forth in the Preamble.
“Election Notice” has the meaning set forth in Section 11.01(b).
“Equity Plan” means any stock or equity purchase plan, restricted stock, option, stock unit, restricted stock unit, dividend equivalent, appreciation right, phantom equity or other incentive equity or equity-based plan or program now or hereafter adopted by the Company or the Corporation, including, without limitation, the Corporate Incentive Award Plan.
“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the General Partner pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.
“Estate Planning Vehicle” means, with respect to any Partner (or former Partner) that is a natural person, (a) a trust which is at all times controlled by such Partner (or former Partner) under which a distribution of such Partner’s (or former Partner’s) Common Units may be made only to beneficiaries who are such Partner (or former Partner), his or her spouse, his or her parents or his or her lineal descendants, (b) a charitable remainder trust which is at all times controlled by such Partner (or former Partner), the income from which will be paid to such Partner (or former Partner) during his or her life, (c) a corporation, the sole assets of which are Equity Securities in the Company and/or the Corporation, and at all times the majority and controlling shareholder of which is only such Partner (or former Partner) and the remaining shareholders of which are either such Partner (or former Partner) or his or her spouse, his or her parents or his or her lineal descendants and (d) a partnership or limited liability company, the sole assets of which are Equity Securities in the Company and/or the Corporation, and at all times the general partner or managing or majority member of which is only such Partner (or former Partner), and the remaining partners or members of which are either such Partner (or former Partner) or his or her spouse, his or her parents or his or her lineal descendants.
“Event of Withdrawal” means any event that terminates the continued partnership of a Partner in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Partner for income tax purposes (including, without limitation, (i) a change in entity classification of a Partner under Treasury Regulation Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Partner pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Partner) but that (b) does not terminate the existence of such Partner under applicable state law (or, in the case of a trust that is a Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Partner).
“Excess Assets” has the meaning set forth in Section 3.04(c).
“Excess Cash” has the meaning set forth in Section 3.04(c).
“Excess Loan Receivables” has the meaning set forth in Section 3.04(c).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.
“Exchange Election Notice” has the meaning set forth in Section 11.03(b).
“Fair Market Value” of a specific asset of the Company shall mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the General Partner (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.
“Fiscal Period” means any interim accounting period within a Taxable Year established by the General Partner and which is permitted or required by Section 706 of the Code.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.
“General Partner” has the meaning set forth in Section 6.01.
“General Partner Interest” means the entire Partnership Interest held by the General Partner, which Partnership Interest may be expressed as a number of Common Units or other Units.
“Good Reason” means the occurrence of any of the following to a Partner who is an individual, in each case without a Partner’s consent: (i) a material reduction in his or her base compensation (and, for the avoidance of doubt, does not include any such reduction to such Partner’s variable or incentive compensation) other than a general reduction in compensation that affects all similarly situated employees in substantially similar proportions; provided, that, for the avoidance of doubt, fluctuations in such Partner’s variable or incentive compensation do not give rise to Good Reason; (ii) a relocation of his or her principal place of employment by more than 50 miles by action of the Company or any of its Subsidiaries or Affiliates; or (iii) a material, adverse change in his or her title or responsibilities (other than temporarily while he or she may be physically or mentally Incapacitated or as required by applicable Law or regulation); provided, however, that he or she must: (a) tender to the Company a signed written notice (x) detailing particular circumstances constituting the basis for such Partner’s resignation with Good Reason and (y) referencing the specific applicable provisions of this Good Reason definition, within 15 calendar days after such Partner obtains actual knowledge of any such circumstance having occurred, and (b) allow the Company 30 calendar days from receipt of such notice to cure the same. If the Company so cures the circumstance(s), Good Reason shall be deemed not to exist with respect to such cured circumstance. In addition, such Partner must resign his or her employment 90 calendar days after providing the required written notice of such Good Reason circumstances, and the Company must fail to timely cure such circumstances, for such resignation to be for Good Reason.
“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body, authority, board, body, bureau, commission, court, department, entity, instrumentality, organization or tribunal exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.
“Indemnified Person” has the meaning set forth in Section 7.04(a).
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.
“Incapacitated” or “Incapacity” means, with respect to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate.
“IPO” means the initial underwritten public offering of shares of the Corporation’s Class A Common Stock.
“IPO Common Unit Subscription” has the meaning set forth in Section 3.03(b).
“IPO Common Unit Subscription Agreement” means that certain Common Unit Subscription Agreement, dated as of the Effective Date, by and between the Corporation and the Company.
“IPO Net Proceeds” has the meaning set forth in the Recitals.
“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“Law” means all laws, statutes, ordinances, rules and regulations of any Governmental Entity.
“Limited Partner” has the meaning set forth in the Recitals.
“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Company representing a fractional part of the Partnership Interest of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units or other Units.
“Liquidator” has the meaning set forth in Section 14.02.
“Liquidity Proceeds” means the right to receive proceeds on a sale or other disposition, including, but not limited to, a redemption of Common Units or liquidation of the Company but does not include any rights to vote, any rights to distributions (other than liquidating distributions), any rights to information or any other rights of a Partner under this Agreement.
“Liquidity Proceeds Permitted Transferee” means, with respect to any Partner (a) such Partner’s spouse as well as any natural or adopted lineal descendants of such Partner or any natural or adoptive parents of such Partner, (b) a trust of which any one or more of such Partner, such Partner’s spouse, such Partner’s natural or adopted lineal descendants, and/or such Partner’s natural or adoptive parents are the sole beneficiaries, or (c) a partnership or limited liability company controlled by such Partner, the partners or members of which consist solely of such Partner, such Partner’s spouse, such Partner’s natural or adopted lineal descendants, or such Partner’s natural or adoptive parents. If a Partner has assigned any Liquidity Proceeds to a Liquidity Proceeds Permitted Transferee that is (1) such Partner’s spouse (2) a trust of which such Partner’s spouse is a beneficiary or (3) a partnership or limited liability company controlled by such Partner and in which the Partner’s spouse is a partner or member, and such spouse thereafter becomes a former spouse, the General Partner may, in its sole discretion, require that such Partner as promptly as possible (at such Partner’s sole cost and expense and in a manner reasonably acceptable to the General Partner) re-assign such Liquidity Proceeds from such spouse back to such Partner or a different Liquidity Proceeds Permitted Transferee, or make such other arrangements, in each case so that a Partner’s former Spouse is not entitled to such Liquidity Proceeds.
“Lock-Up Common Units” means (i) Common Units held by an Original Partner on the closing date of the IPO and (ii) Common Units received by an Original Partner upon the exercise by such Original Partner of any option to purchase Common Units held by such Original Partner as of the closing date of the IPO.
“Lock-Up Period” means, as to Lock-Up Common Units outstanding as of the close of business on the closing date of the IPO, the period commencing on the date of this Agreement and continuing through, unless earlier terminated or waived by the General Partner, or its designee, in its sole discretion:
the second (2nd) anniversary of the closing date of the IPO, with respect to one-third of such Lock-Up Common Units;
(a)    the third (3rd) anniversary of the closing date of the IPO, with respect to one-third of such Lock-Up Common Units; and
(b)    the fourth (4th) anniversary of the closing date of the IPO, with respect to one-third of such Lock-Up Common Units, provided, that
(i)    if, prior to the fourth (4th) anniversary of the closing date of the IPO, a Partner with respect to any Lock-Up Common Units is no longer employed by the Company or one of its Affiliates as a result of either (1) such Partner’s termination of employment; provided that such termination is (i) without Good Reason and (ii) not in connection with such Partner’s Retirement or (2) the Company’s or the applicable employing Affiliate’s termination of such Partner’s employment with “Cause” (in each case including such termination that occurred in the period prior to the closing date of the IPO), in each case the Lock-Up Period shall automatically extend with respect to such Lock-Up Common Units held by such Partner or such Partner’s Permitted Transferees on the date such Partner provided notice of such termination in the case of clause (1) or was notified by the Company of such termination in the case of clause (2) for a period ending no later than the seventh (7th) anniversary of the closing date of the IPO; provided, however, that the General Partner, or its designee, may, in its sole and absolute discretion, waive or shorten such extension; and
(ii)    if a Partner holding Lock-Up Common Units becomes deceased or such Partner’s employment is terminated as a result of such Partner’s Permanent Disability, the Lock-Up Period shall automatically end with respect to such Lock-Up Common Units.
“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).
“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).
“Minimum Redemption Number” means, with respect to a Redemption by any Partner, the lesser of (i) 15,000 Common Units and (ii) all of the Common Units held by the Redeeming Partner.
“Minority Partner Redemption Date” has the meaning set forth in Section 11.07.
“Minority Partner Redemption Notice” has the meaning set forth in Section 11.07.
“Net Loss” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).
“Net Profit” means, with respect to a Fiscal Year, the excess if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03).
“Non-Foreign Person Certificate” has the meaning set forth in Section 11.06(a).
“Officer” has the meaning set forth in Section 6.01(b).
“One-to-One Ratio” has the meaning set forth in Section 3.04(a)(i).
“Original Partner” means any Person that is a Partner as of the close of business on the closing date of the IPO, and does not include any Assignee or other transferee, including any Substituted Limited Partner succeeding to all or any part of the Common Units of any such Person.
“Original Units” means the Partnership Interests of the Company prior to the Recapitalization.
“Other Agreements” has the meaning set forth in Section 10.04.

“Over-Allotment Contribution” has the meaning set forth in Section 3.03(b).
“Over-Allotment Option” has the meaning set forth in the Recitals.
“Over-Allotment Option Net Proceeds” has the meaning set forth in the Recitals.
“Partner” means, as of any date of determination, (a) each of the partners named on the Schedule of Partners and (b) any Person admitted to the Company as a Substituted Limited Partner or Additional Limited Partner in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a partner of the Company.
“Partnership Audit Provisions” means Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Partnership Audit Provisions shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.
“Partnership Interest” means an ownership interest in the Company held by either the General Partner or a Limited Partner and includes any and all benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Common Units or other Units; however, notwithstanding that the General Partner and any Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by the General Partner or any other Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by the General Partner or any other Partner having different rights and privileges as specified under this Agreement.
“Partnership Representative” has the meaning set forth in Section 9.03.
“Percentage Interest” means, as among an individual class of Units and with respect to a Partner at a particular time, such Partner’s percentage interest in the Company determined by dividing the number of such Partner’s Units of such class by the total number of Units of all Partners of such class at such time. The Percentage Interest of each Partner shall be calculated to the fourth decimal place.
“Permanent Disability” means, with respect to any Partner, inability to substantially perform customary duties of the Partner for a period of nine months or more.

“Permitted Pledge” means any bona fide pledge or collateralization of the Common Units held by a Partner to a financial institution of international standing in connection with any bona fide loan or debt transaction.
“Permitted Transfer” has the meaning set forth in Section 10.02.
“Permitted Transferee” has the meaning set forth in Section 10.02.
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Pre-IPO Distribution Agreement” means with respect to each Partner, an agreement between such Partner and the Company, entered into prior to the Effective Date and relating the distribution of Company revenues from time periods prior to the Effective Date as described in the Deferral Program in such agreement.
“Pre-IPO Partners” has the meaning set forth in the recitals to this Agreement.
“Prior LP Agreement” has the meaning set forth in the Recitals.
“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.
“Profits” means items of income and gain of the Company determined according to Section 5.01(b).
“Qualifying Offering” means a private or public offering of shares of Class A Common Stock by the Corporation following the IPO.
“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i).
“Recapitalization” has the meaning set forth in the Recitals.
“Redeemed Units” has the meaning set forth in Section 11.01(a).
“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price.
“Redeeming Partner” has the meaning set forth in Section 11.01(a).
“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).
“Redemption Notice” has the meaning set forth in Section 11.01(a).
“Redemption Right” has the meaning set forth in Section 11.01(a).
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, by and among the Corporation, certain of the Partners as of the Effective Date and certain other Persons whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement) (as it may be amended from time to time in accordance with its terms).
“Regulatory Allocations” has the meaning set forth in Section 5.03(g).
“Reorganization Transactions” has the meaning set forth in the Recitals.
“Retirement” means an individual who is 65 years old or older resigning without going to work for or forming a competitor of the Company, its Subsidiaries or Affiliates within a three year period following such resignation, whereby “going to work for or forming a competitor” (or similarly derived phrases) means accepting employment with or providing professional services for or forming a firm that competes directly or indirectly with the Company, its Subsidiaries or Affiliates, which provides investment banking services, including merger and acquisition advisory, private capital raising, restructuring, joint venture and partnership advisory services, valuation advisory services, transaction opinion services or other services sold by or provided by the Company, its Subsidiaries or Affiliates during the individual’s employment with the Company, its Subsidiaries or Affiliates, anywhere in the world.
“Retraction Notice” has the meaning set forth in Section 11.01(c).
“Schedule of Partners” has the meaning set forth in Section 3.01(b).
“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.
“Share Settlement” means a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units.
“Stock Exchange” means the New York Stock Exchange.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Limited Partner” means a Person that is admitted as a Limited Partner to the Company pursuant to Section 12.01.
“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).
“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the Effective Date, by and among the Corporation and the Company, on the one hand, and the TRA Parties (as such term is defined in the Tax Receivable Agreement) party thereto, on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such agreement) (as it may be amended from time to time in accordance with its terms).
“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.
“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities or (b) any equity or other interest (legal or beneficial) in any Partner if substantially all of the assets of such Partner consist solely of Units.
“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“Unit” means the fractional interest of a Partner in Profits, Losses and Distributions of the Company, and otherwise having the rights and obligations specified with respect to “Units” in this Agreement; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.
“Unvested Corporate Shares” means shares of Class A Common Stock issuable pursuant to awards granted under an Equity Plan that are not Vested Corporate Shares.

“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to awards granted under an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.
ARTICLE II.
ORGANIZATIONAL MATTERS
Section 2.01    Formation of Company. The Company was organized as a Delaware limited partnership on December 19, 2011 pursuant to the provisions of the Delaware Act. The Partners shall from time to time execute such documents as may be necessary to qualify the Company to do business in each jurisdiction where such qualification is necessary.
Section 2.02    Fourth Amended and Restated Limited Partnership Agreement. The Partners hereby execute this Agreement for the purpose of amending, restating and superseding the Prior LP Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Partners hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Partners with respect to the Company shall be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Partner nor any other Person shall have appraisal rights with respect to any Units.
Section 2.03    Name. The name of the Company is “Lincoln International, LP”. The General Partner in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Partners. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.
Section 2.04    Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the General Partner in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.
Section 2.05    Principal Office; Registered Office. The principal office of the Company shall be located at 110 N. Wacker Drive, 51st Floor, Chicago, Illinois 60606. The Company may locate its place of business and registered office at any other place or places, within or outside of Illinois, as the General Partner may from time to time choose. The Company’s registered agent for service of process and the registered office are as stated in the Certificate. The registered office and registered agent may be changed from time to time by the General Partner by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Delaware Act.

Section 2.06    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV or the Delaware Act.
ARTICLE III.
PARTNERS; UNITS; CAPITALIZATION
Section 3.01    Partners.
(a)    (i) In connection with the Reorganization Transactions, the Corporation acquired Original Units (which shall be recapitalized into Common Units pursuant to the Recapitalization in accordance with Section 3.03) and was admitted as a partner of the Company and hereby continues as a Partner and (ii) in connection with the IPO, the Corporation shall acquire additional Common Units in exchange for the IPO Net Proceeds and the Over-Allotment Option Net Proceeds, if applicable, pursuant to the IPO Common Unit Subscription Agreement.
(b)    The Company shall maintain a schedule setting forth: (i) the name and address of each Partner and (ii) the aggregate number of outstanding Units and the number and class of Units held by each Partner (such schedule, the “Schedule of Partners”). The applicable Schedule of Partners in effect as of the Effective Date and after giving effect to the Recapitalization, Reorganization and redemptions or exchanges of Common Units occurring in connection with the IPO is set forth as Schedule 2 to this Agreement. The Company shall also maintain a record of (1) the Capital Account of each Partner on the Effective Date, (2) the aggregate amount of cash Capital Contributions that has been made by the Partners with respect to their Units and (3) the Fair Market Value of any property other than cash contributed by the Partners with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) in its books and records. The Schedule of Partners may be updated by the General Partner without the consent of any Partner in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Partner. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act or other applicable Law.
(c)    No Partner shall be required or, except as approved by the General Partner pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to (i) loan any money or property to the Company (except for a loan by the Corporation pursuant to Section 3.04(c)), (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions (except for a contribution by the Corporation pursuant to Section 3.04(c) or Section 3.04(d)).
(d)    Each Partner (or transferee thereof) that is treated for U.S. federal income tax purposes as a partnership, S-corporation or grantor trust (or as a disregarded entity whose owner for U.S. federal income tax purposes is a partnership, S-corporation, or grantor trust), upon receipt of Common Units, represents that such Partner (or such owner of such Partner) was not formed or used for the principal purpose or as one of its principal purposes to permit the Company to satisfy the “private placement” safe harbor (as described in Treasury Regulation Section 1.7704-1(h)(3)).
Section 3.02    Units.
(a)    Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the General Partner may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the Units shall be comprised of a single class of Common Units.
(b)    Subject to Section 3.04(a), the General Partner may or may cause the Company to, without the vote or consent of any Partner or any other Person, (i) issue additional Common Units at any time in its sole discretion and (ii) create one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively.
(c)    Subject to Section 16.03(b) and Section 16.03(c), the General Partner may amend this Agreement, without the consent of any Partner or any other Person, in connection with the creation and issuance of such classes or series of Units pursuant to Section 3.02(b), Section 3.04(a) or Section 3.10, as applicable.
Section 3.03    Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units.
(a)    In order to effect the Recapitalization, the number of Original Units that were issued and outstanding and held by the Pre-IPO Partners prior to the Effective Date as set forth opposite the respective Pre-IPO Partner’s name in Schedule 1 are hereby recapitalized and converted, as of the Effective Date, and after giving effect to such recapitalization and conversion and the other transactions related to the Recapitalization, into the number of Common Units set forth opposite the name of the respective Partner on the Schedule of Partners attached hereto as Schedule 2 (provided, for the avoidance of doubt, that the number of Common Units set forth on Schedule 2 includes the Common Units issued to the Corporation pursuant to the IPO Common Unit Subscription Agreement and obtained by the Corporation as part of the Reorganization Transactions), and such Common Units are hereby issued and outstanding as of the Effective Date and the holders of such Common Units hereby continue as partners of the Company (and, for the avoidance of doubt, are Partners hereunder) and the Company is hereby continued without dissolution.
(b)    Following the Recapitalization, the Company shall issue to the Corporation, and the Corporation shall acquire [ ò ] newly issued Common Units in exchange for a portion of the IPO Net Proceeds payable to the Company upon consummation of the IPO pursuant to the IPO Common Unit Subscription Agreement, and such issuance of Common Units shall be reflected on the Schedule of Partners (the “IPO Common Unit Subscription”). In addition, to the extent the underwriters in the IPO exercise the Over-Allotment Option in whole or in part, upon the exercise of the Over-Allotment Option, the Corporation shall contribute a portion of the Over-Allotment Option Net Proceeds to the Company in exchange for newly issued Common Units pursuant to the IPO Common Unit Subscription Agreement, and such issuance of additional Common Units shall be reflected on the Schedule of Partners (the “Over-Allotment Contribution”). The number of Common Units issued in the Over-Allotment Contribution, if applicable, shall be equal to the number of shares of Class A Common Stock issued by the Corporation in such exercise of the Over-Allotment Option. For the avoidance of doubt, the Corporation shall be admitted as a Partner with respect to all Common Units (including those it acquired as part of the Reorganization Transactions) it holds from time to time. The parties hereto acknowledge and agree that the transactions described in this Section 3.03(b) shall result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.
Section 3.04    Authorization and Issuance of Additional Units.
(a)    Except as otherwise determined by the General Partner:
(i)    the Company and the Corporation shall, notwithstanding any other provision of this Agreement, undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, repurchase, redemption, cancellation or recapitalization, with respect to the Common Units and the Class A Common Stock, Class B Common Stock, Class C Common Stock or any other equity interests issued by the Company and/or Corporation, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of outstanding shares of Class A Common Stock, (ii) a one-to-one ratio between the number of Common Units owned by the Partners and their Permitted Transferees (other than the Corporation and its Subsidiaries and the Controlling Partners and their Permitted Transferees), directly or indirectly, and the number of outstanding shares of Class B Common Stock owned by such Partners and Permitted Transferees, directly or indirectly, less the number of outstanding shares of Class C common stock owned by such Partners and Permitted Transferees, directly or indirectly, if any, (iii) a one-to-one ratio between the number of Common Units owned by the Controlling Partners and their Permitted Transferees, directly or indirectly, and the number of outstanding shares of Class C Common Stock owned by the Controlling Partners and their Permitted Transferees, directly or indirectly, less the number of outstanding shares of Class B common stock owned by such Partners and Permitted Transferees, directly or indirectly, if any, and (iv) a one-to-one ratio between the number of other equity interests in the Company owned by the Corporation, directly or indirectly, and the number of outstanding equity interests issued by the Corporation that are substantially economically equivalent to such other equity interests of the Company that are owned by the Corporation, in each case, disregarding, for purposes of maintaining the one-to-one ratio, (A) Unvested Corporate Shares (other than any Unvested Corporate Shares as to which an election has been made under Section 83(b) of the Code), (B) treasury stock or (C) preferred stock or other debt or equity securities (including, without limitation, warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon issuance, conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company) (clauses (i) to (iv), the “One-to-One Ratios”).
(ii)    In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock in a transaction not contemplated in this Agreement, the General Partner and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take, or cause to be taken, all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Corporation shall equal on a one-for-one basis the number of outstanding shares of Class A Common Stock.
(iii)    In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock or other equity interests in a transaction not contemplated in this Agreement, the General Partner, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take or cause to be taken all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination by the General Partner) are in the aggregate substantially economically equivalent to the outstanding preferred stock or other equity interests of the Corporation so issued, transferred, delivered, repurchased or redeemed.
(iv)    The Company and the Corporation shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units, Class A Common Stock, Class B Common Stock or Class C Common Stock or other equity interests in the Company or the Corporation, as applicable, that is not accompanied by an identical subdivision or combination of the Common Units, Class A Common Stock, Class B Common Stock or Class C Common Stock or other equity interests in the Company or Corporation, respectively, to maintain at all times the One-to-One Ratios, in each case, unless such action is necessary to maintain at all times the One-to-One Ratios.
(b)    The Company shall only be permitted to issue additional Common Units, and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the General Partner may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the General Partner shall determine and the General Partner shall amend this Agreement as necessary in connection with the issuance of additional Common Units and admission of additional Partners under this Section 3.04, in each case, without the requirement of any consent or acknowledgement of any other Partner or any other Person and notwithstanding anything to the contrary herein, including Section 16.03.
(c)    Notwithstanding any other provision of this Agreement (including Section 3.04(a)), if the Corporation acquires or holds any material amount of cash (or any obligations of the Company or a Subsidiary thereof in respect of any loans made by the Corporation to the Company or such Subsidiary) in excess of any monetary obligations it reasonably anticipates (such cash, “Excess Cash”, and such loan obligations, “Excess Loan Receivables” and, collectively, “Excess Assets”), the Corporation may, in its sole discretion, take, or cause to be taken, any actions with respect to any such Excess Assets and make, or cause to be made, any corresponding adjustments to the capitalization of the Corporation and/or the Company as the Corporation in good faith determines to be fair and reasonable to the equityholders of the Corporation and to the Partners to preserve the One-to-One Ratios and the intended economic effect of this Section 3.04, Section 11.01 and the other provisions hereof (including, but not limited to, contributing (or causing to be contributed) or loaning (or causing to be loaned) any such Excess Assets to the Company and causing the Company to recapitalize its Common Units to reflect such contribution and maintain such One-to-One Ratios).
Section 3.05    Repurchase or Redemption of shares of Class A Common Stock.
(a)    Except as otherwise determined by the General Partner, if at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the General Partner shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Corporation shall make any repurchase, redemption or other acquisition if such repurchase, redemption or other acquisition or the corresponding repurchase, redemption or other acquisition at the other of the Company or the Corporation would violate any applicable Law.
(b)    Notwithstanding anything to the contrary herein, the Corporation may repurchase shares of Class A Common Stock using any portion of the proceeds received by the Corporation from any Tax Distribution, in which case the related Tax Distributions made to each Partner shall be in redemption of Common Units, pro rata according to the number of Common Units held by each Partner, such that the number of Common Units redeemed from the Corporation is equal to the number of shares of Class A Common Stock to be repurchased, and at the price per Common Unit equal to the price that is actually paid per share of Class A Common Stock in such repurchase(s). In such event, the Corporation shall, in addition, take such other action as is necessary to preserve the One-to-One Ratios.
Section 3.06    Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.
(a)    Units shall not be certificated unless otherwise determined by the General Partner. If the General Partner determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the General Partner, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the General Partner may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. Unless otherwise determined by the General Partner, no Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 16.03, the General Partner is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Partner of any other Person.
(b)    If Units are certificated, the General Partner may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the General Partner of an affidavit of the owner or owners of such certificate, setting forth such allegation. The General Partner may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
(c)    To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the General Partner may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.
Section 3.07    Negative Capital Accounts. No Partner shall be required to pay to any other Partner or the Company any deficit or negative balance which may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Company).

Section 3.08    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.
Section 3.09    Loans From Partners. Loans by Partners to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such loans shall be a debt of the Company to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
Section 3.10    Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Corporation from adopting, modifying or terminating an Equity Plan or from issuing shares of Class A Common Stock pursuant to any such plans. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock, or the issuance of Unvested Corporate Shares), whether taken with respect to or by an employee or other service provider of the Corporation, the Company or its Subsidiaries, in a manner determined by the Corporation, in accordance with the Policy Regarding Certain Equity Issuances attached to this Agreement as Exhibit C, which may be amended by the Corporation from time to time without the consent or approval of any Partner or any other Person. The General Partner may, without the consent of any Partner or any other Person and notwithstanding Section 16.03, amend this Agreement (including Exhibit C) as necessary or advisable in its sole discretion to adopt, implement, modify or terminate an Equity Plan. In the event of such an amendment by the General Partner, the Company shall provide notice of such amendment to the Partners. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of shares of Class A Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Partner or any other Persons.
Section 3.11    Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, Equity Plan or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company shall issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.
ARTICLE IV.
DISTRIBUTIONS
Section 4.01    Distributions.
(a)    Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Partners may be declared by the General Partner out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the General Partner in its sole discretion shall determine using such record date as the General Partner may designate. All Distributions made under this Section 4.01 shall be made to the Partners as of the close of business on such record date on a pro rata basis in accordance with each Partner’s Percentage Interest (other than, for the avoidance of doubt, any distributions made pursuant to Section 4.01(b)(v), Section 4.01(c) and Section 4.01(d)) as of the close of business on such record date; provided, however, that the General Partner shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02; provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Partner to the extent such distribution would render the Company insolvent or violate the Delaware Act or other applicable Law. For purposes of the foregoing sentence, “insolvent” means the inability of the Company to meet its payment obligations when due. In furtherance of the foregoing, it is intended that the General Partner shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to cause the Company to make Distributions of Distributable Cash to the Partners pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)). Notwithstanding anything to the contrary in this Section 4.01(a), (i) the Company shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Partner in respect of any Common Units which remain subject to vesting conditions in accordance with any applicable Equity Plan or individual award agreement and (ii) with respect to any amounts that would otherwise have been distributed to a Partner but for the preceding clause (i), such amount shall be held in trust by the Company for the benefit of such Partner unless and until such time as such Common Units have vested in accordance with the applicable Equity Plan or individual award agreement, and within five (5) Business Days of such time, the Company shall distribute such amounts to such Partner.
(b)    Tax Distributions.
(i)    With respect to each Fiscal Year, the Company shall, to the extent it has Distributable Cash and is permitted by applicable Law or current or future debt agreements, make cash distributions (“Tax Distributions”) to each Partner in accordance with this Section 4.01(b), and such Partner’s Assumed Tax Liability. Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Partners (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Partner for such period) on a quarterly basis on April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Company determines is necessary to enable the Partners to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Fiscal Year through the end of the relevant quarterly period. A final accounting for Tax

Distributions shall be made for each Fiscal Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Partner received for such Fiscal Year based on such final accounting shall promptly be distributed to such Partner. For the avoidance of doubt, (A) any excess Tax Distributions a Partner receives with respect to any Fiscal Year shall reduce future Tax Distributions otherwise required to be made to such Partner with respect to any subsequent Fiscal Year and (B), Tax Distributions shall not be treated as an advance on any Distributions pursuant to Section 4.01(a). Notwithstanding anything to the contrary in this Agreement, the General Partner shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Partners’ Tax Distributions to take into account increases or decreases in the number of Common Units held by each Partner during the relevant taxable period or portion thereof; provided that any such equitable adjustments are made in a manner that results in Tax Distributions being made pro rata in proportion to the Partners’ respective Percentage Interests for any relevant taxable period or portion thereof.
(ii)    To the extent a Partner otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (other than the last sentence of this Section 4.01(b)(ii) in respect of a shortfall or any distributions made pursuant to Section 4.01(b)(iv)) on any given date, the Tax Distributions to such Partner shall be increased to ensure that all Tax Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with the Partners’ respective Percentage Interests; provided that, notwithstanding anything to the contrary, to the extent an immaterial portion of any Tax Distribution to any Partner determined in accordance with this Section 4.01(b) would have the effect of resulting in a material amount of excess Tax Distributions to the Corporation, in each case, as determined by the General Partner in its sole discretion, the Company shall be permitted to adjust Tax Distributions to minimize such excess Tax Distributions to the Corporation. If, on the date of a Tax Distribution, there is insufficient Distributable Cash on hand to distribute to the Partners the full amount of the Tax Distributions to which such Partners are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Partners to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions in accordance with the Partners’ Percentage Interests at the time of such shortfalls as soon as sufficient Distributable Cash become available to pay the remaining portion of the Tax Distributions to which such Partners are otherwise entitled.
(iii)    In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Partner’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return or administrative adjustment requests, each Partner’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax

Distributions the Partners and former Partners received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Partners and the successors of such former Partners in accordance with the applicable Partners’ and former Partners’ Percentage Interests at the time of such shortfalls, except, for the avoidance of doubt, to the extent Distributions were made to such Partners and former Partners pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.
(iv)    Notwithstanding the foregoing and anything to the contrary in this Agreement, a final accounting for distributions under Section 5.2 of the Prior LP Agreement in respect of the taxable income of the Company for the Fiscal Years (or portions thereof) of the Company that end on or prior to the Effective Date shall be made by the Company following the closing date of the IPO and, based on such final accounting, the Company shall make a distribution to the Pre-IPO Partners (or in the case of any Pre-IPO Partner that no longer exists, the successor of such Pre-IPO Partner) in accordance with the applicable terms of the Prior LP Agreement to the extent of any shortfall in the amount of distributions the Pre-IPO Partners received prior to the Effective Date under Section 5.2 of the Prior LP Agreement with respect to taxable income of the Company for such portion of such Fiscal Year that shall be allocated to the Pre-IPO Partners pursuant to Section 706 of the Code. For the avoidance of doubt, the amount of distributions to be made pursuant to this Section 4.01(b)(iv) shall be calculated pursuant to Section 5.2 of the Prior LP Agreement.
(c)    Pre-IPO Distributable Amounts. Notwithstanding the foregoing and anything to the contrary in this Agreement, the Company shall be permitted to make a distribution to the Partners with respect to any amounts distributable to such Partners pursuant to and in accordance with the Pre-IPO Distribution Agreements. For the avoidance of doubt, such distributions pursuant to this Section 4.01(c) and the Pre-IPO Distribution Agreements shall not be required to be made to all Partners on a pro rata basis in accordance with each Partner’s Percentage Interest and shall not be treated as an advance on any other Distributions pursuant to this Agreement.
(d)    Clawback Payments Due Pursuant to Prior LP Agreement. Notwithstanding the foregoing and anything to the contrary in this Agreement, the Company shall be permitted to make a distribution or payment to certain Partners and/or Persons previously a party to the Prior LP Agreement with respect to any Clawback Payments (as such term is defined in the Prior LP Agreement) due to such Partners or Persons pursuant to and in accordance with Section 9.13 of the Prior LP Agreement. In the event the Company’s obligation to make a Clawback Payment pursuant to Section 9.13 of the Prior LP Agreement is satisfied with Class A Common Stock, (i) the Corporation shall or shall be deemed to have contributed such shares of Class A Common Stock to the Company in exchange for newly issued Common Units of the Company and (ii) the Company shall or shall be deemed to have transferred such shares of Class A Common Stock to the recipient of the Clawback Payment in satisfaction of the Company’s obligation to make such payment pursuant to Section 9.13 of the Prior LP Agreement. For the avoidance of doubt, such distributions or payments pursuant to this Section 4.01(d) and Section 9.13 of the Prior LP Agreement shall not be required to be made to all Partners on a pro rata basis in accordance with each Partner’s Percentage Interest and shall not be treated as an advance on any other Distributions pursuant to this Agreement.
ARTICLE V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS
Section 5.01    Capital Accounts.
(a)    The Company shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the General Partner), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property.
(b)    For purposes of computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Partners, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:
(i)    The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for U.S. federal income tax purposes.
(ii)    If the Book Value of any property of the Company is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
(iii)    Items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(iv)    Items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
(v)    To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
Section 5.02    Allocations.
After giving effect to the allocations in Section 5.03, Net Profit and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company for each applicable Fiscal Year or Fiscal Period shall be allocated among the Partners during such Fiscal Year or Fiscal Period in a manner such that the Adjusted Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal to the distributions that would be made to such Partner pursuant to Section 14.02(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 14.02(c), to the Partners immediately after making such allocation. Notwithstanding the foregoing, the General Partner may make allocations it (acting reasonably and in good faith) deems necessary to give economic effect to the provisions in Article V, Article XIV and the other relevant provisions of this Agreement and to properly reflect each Partner’s “interest in the partnership” within the meaning of Treasury Regulation Section 1.704-1(b)(3).
Section 5.03    Special Allocations.
(a)    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). This Section 5.03(a) is intended to be a partner nonrecourse debt minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-1(i) and shall be interpreted in a manner consistent therewith.
(b)    Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Partners in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.
(c)    If any Partner that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(d)    If the allocation of Net Losses to a Partner as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Partner only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Partner shall be allocated to the other Partners in accordance with their relative Percentage Interests, subject to this Section 5.03(d).
(e)    In the event that any Partner has an Adjusted Capital Account Deficit at the end of any applicable Fiscal Year or Fiscal Period, such Partner shall be allocated items of Company gross income, and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 5.03(e) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 5.02 and 5.03 have been tentatively made as if Section 5.03(c) and this Section 5.03(e) were not in this Agreement.
(f)    Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).
(g)    The allocations set forth in Section 5.03(a) through and including Section 5.03(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Partners so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Partners to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Partners anticipate that this shall be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each such Partner is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Partners, the Partners may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.
(h)     If any holder of Common Units which are subject to vesting conditions forfeits (or the Company has repurchased at less than fair market value) all or a portion of such holder’s unvested Common Units, the Company shall make forfeiture allocations in respect of such unvested Common Units in the manner and to the extent required by Proposed Treasury Regulation Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).
(i) With respect to any Fiscal Year or Fiscal Period in which distributions are made to Partners pursuant to Section 4.01(c) and the Pre-IPO Distribution Agreements, Net Profit (and, to the extent necessary, individual items of income and gain) or tax items of income or gain of the Company for such applicable Fiscal Year or Fiscal Period in an amount equal to such distributions shall be specially allocated to the Partners to which such distributions are made, in each case, as reasonably determined by the General Partner
Section 5.04    Tax Allocations.
(a)    The income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits shall be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
(b)    Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Partners in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using any method permitted under applicable Law (including the “traditional method with curative allocations limited to back end gain on sale” set forth in Treasury Regulation Section 1.704-3(c)) with such choice of method to be determined in the discretion of the Company.
(c)    If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any method permitted under applicable Law (including the “traditional method with curative allocations limited to back end gain on sale” set forth in Treasury Regulation Section 1.704-3(c) with such choice of method to be determined in the discretion of the Company.
(d)    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners as determined by the General Partner taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)    For purposes of determining a Partner’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Partner’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the General Partner; provided, that each year the General Partner shall use its reasonable best efforts (using in all instances any proper method permitted under applicable Law, including without limitation the “additional method” described in Treasury Regulation Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Partners who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Partner pursuant to Section 752(b) of the Code that is in excess of such Partner’s adjusted tax basis in its Units.
(f)    In the event any Common Units issued pursuant to Section 1(b) of the Policy Regarding Certain Equity Issuances attached to this Agreement as Exhibit C are subsequently forfeited, the Company may make forfeiture allocations with respect to such Common Units in the Taxable Year of such forfeiture in accordance with the principles of proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c), taking into account any amendments thereto and any temporary or final Treasury Regulations issued pursuant thereto.
(g)    Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, Distributions or other items of the Company pursuant to any provision of this Agreement.
Section 5.05    Indemnification and Reimbursement for Payments on Behalf of a Partner. The Company is authorized at all times to make payments with respect to each Partner in amounts required to discharge any obligation of the Company (as determined by the General Partner) to withhold or make payments to any Governmental Entity with respect to any distribution or allocation by the Company of income or gain to such Partner and to withhold the same from distributions to such Partner. Except as otherwise determined by the General Partner, if the Company or any other Person in which the Company holds an interest is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Partner or a Partner’s status as such (including federal income taxes, additions to tax, interest and penalties as a result of obligations of the Company pursuant to the Partnership Audit Provisions, federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as payroll taxes, withholding taxes, benefits or professional association fees and the like required to be made or made voluntarily by the Company on behalf of any Partner based upon such Partner’s status as an employee of the Company), then such Partner shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The General Partner may offset Distributions to which a Partner is otherwise entitled under this Agreement against such Partner’s obligation to indemnify the Company under this Section 5.05. In addition, notwithstanding anything to the contrary, each Partner agrees that any Cash Settlement such Partner is entitled to receive pursuant to Article XI may be offset by an amount equal to such Partner’s obligation to indemnify the Company under this Section 5.05 and that such Partner shall be treated as receiving the full amount of such Cash Settlement and paying to the Company an amount equal to such obligation. A Partner’s obligation to make payments to the Company under this Section 5.05 shall survive the transfer or termination of any Partner’s interest in any Units of the Company, the termination of this Agreement and the dissolution, liquidation, winding up and termination of the Company. In the event that the Company has been terminated prior to the date such payment is due, such Partner shall make such payment to the General Partner (or its designee), which shall distribute such funds in accordance with this Agreement. The Company may pursue and enforce all rights and remedies it may have against each Partner under this Section 5.05, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Partner hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any Laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Partner is legally entitled. The Company may withhold any amount that it determines is required to be withheld from any amount otherwise payable to any Partner hereunder, and any such withheld amount shall be deemed to have been paid to such Partner for purposes of this Agreement, unless otherwise reimbursed by such Partner under this Section 5.05. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the Company or any fiscally transparent entity in which the Company owns an interest that are attributable to income or gain that is (or otherwise would be) passed through to the Partners under applicable Law shall be treated as specifically attributable to the Partners and shall be allocated among the Partners such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Partners to whom such amounts are specifically attributable, in each case as reasonably determined by the General Partner.
ARTICLE VI.
MANAGEMENT
Section 6.01    Authority of General Partner; Officer Delegation.
(a)    Except for situations in which the approval of any Partner(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole general partner of the Company (the Corporation and its successors and assigns, in such capacity, the “General Partner”), (ii) the General Partner shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Partner shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The General Partner shall be the “general partner” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Partners hereby consent to the exercise by the General Partner of all such powers and rights conferred on the Partners by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of General Partner shall be filled in accordance with Section 6.04.

(b)    Without limiting the authority of the General Partner to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the General Partner. An Officer may, but need not, be a Partner. Each Officer shall be appointed by the General Partner and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. At the Effective Date, the Officers shall be the officers of the General Partner with the same titles and responsibilities and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the General Partner. The authority and responsibility of the Officers shall be limited to such duties as the General Partner may, from time to time, delegate to them. Unless the General Partner decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers of the Company. An Officer may also perform one or more roles as an officer of the General Partner. Any Officer may be removed at any time, with or without cause, by the General Partner.
(c)    Subject to the other provisions of this Agreement, the General Partner shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Partner or any other Person being required.
Section 6.02    Actions of the General Partner. The General Partner may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.
Section 6.03    Resignation; No Removal. The General Partner may resign at any time by giving written notice to the Limited Partners. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Limited Partners, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Limited Partners have no right under this Agreement to remove or replace the General Partner.
Section 6.04    Vacancies. Vacancies in the position of general partner occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Partners

(other than the Corporation in its capacity as General Partner) have no right under this Agreement to fill any vacancy in the position of general partner.
Section 6.05    Transactions Between the Company and the General Partner. The General Partner may cause the Company to contract and deal with the General Partner, or any Affiliate of the General Partner, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Partners (other than the General Partner and its Affiliates) and otherwise are permitted by the Credit Agreements; provided, that the foregoing shall in no way limit the General Partner’s rights under Sections 3.02, 3.04, 3.05 or 3.10. The Partners hereby approve each of the contracts or agreements between or among the General Partner, the Company and their respective Affiliates entered into on or prior to the date of this Agreement in accordance with the Prior LP Agreement or that the partners of the Company or the Corporate Board has approved in connection with the Recapitalization or the IPO as of the date of this Agreement, including, but not limited to, the IPO Common Unit Subscription Agreement and the Tax Receivable Agreement.
Section 6.06    Reimbursement for Expenses. The General Partner shall not be compensated for its services as General Partner of the Company except as expressly provided in this Agreement. The Partners acknowledge and agree that, upon consummation of the IPO, the General Partner’s Class A Common Stock shall be publicly traded and therefore the General Partner shall have access to the public capital markets and that such status and the services performed by the General Partner shall inure to the benefit of the Company and all Partners; therefore, unless otherwise determined by the General Partner, the General Partner and the Corporation shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including without limitation all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including without limitation public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses and any excise taxes imposed pursuant to Section 4501 of the Code) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any Qualifying Offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such subsequent Qualifying Offering, as applicable) after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the General Partner shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the General Partner on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts. Notwithstanding the foregoing, the

Company shall not bear any income tax obligations of the General Partner or any payments made pursuant to the Tax Receivable Agreement (for the avoidance of doubt, other than pursuant to Tax Distributions made to the Corporation).
Section 6.07    Delegation of Authority. The General Partner (a) may, from time to time, delegate to one or more Persons such authority and duties as the General Partner may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the General Partner, subject to the other provisions in this Agreement.
Section 6.08    Limitation of Liability of General Partner.
(a)    Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the General Partner nor any of the General Partner’s Affiliates or the General Partner’s officers, employees or other agents shall be liable to the Company, to any Partner or to any other Person bound by this Agreement for any act or omission performed or omitted by the General Partner or such Person in its capacity as the sole general partner of the Company or as an Affiliate, officer, employee or other agent of the General Partner, as applicable, pursuant to authority granted to the General Partner by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the General Partner’s willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the General Partner or its Affiliates contained herein or in the Other Agreements with the Company. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The General Partner and each of its Affiliates, officers, employees and other agents shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, as to matters such Person reasonably believes are within such other Person's professional or expert competence and any act of or failure to act by the General Partner or such other Person in good faith reliance on such advice shall in no event subject the General Partner or such other Person to liability to the Company or any Partner or to any other Person bound by this Agreement.
(b)    To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Partner that is not the General Partner, the General Partner shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.
(c)    To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, whenever in this Agreement or any other agreement contemplated herein, the General Partner is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion,” with its “approval” or “consent” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, other Partners or any other Person.
(d)    To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, (i) whenever in this Agreement the General Partner is permitted or required to take any action or to make a decision in “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and (ii) so long as the General Partner acts in good faith or in accordance with such other express standard, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or impose liability upon the General Partner or any of the General Partner’s Affiliates and shall be deemed approved by all Partners.
Section 6.09    Investment Company Act. The General Partner shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.
ARTICLE VII.
RIGHTS AND OBLIGATIONS OF PARTNERS AND GENERAL PARTNER
Section 7.01    Limitation of Liability and Duties of Partners and General Partner.
(a)    Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Partner or General Partner shall be obligated personally for any such debts, obligations, contracts or liabilities of the Company solely by reason of being a Partner or the General Partner. Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Partners or the General Partner for liabilities of the Company.

(b)    In accordance with the Delaware Act and the laws of the State of Delaware, a Partner may, under certain circumstances, be required to return amounts previously distributed to such Partner. It is the intent of the Partners that no Distribution to any Partner pursuant to Articles IV or XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Partner receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Partners in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Partner is obligated to make any such payment, such obligation shall be the obligation of such Partner and not of any other Partner.
(c)    To the fullest extent permitted by applicable Law, including Section 17-1101(d) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject, and without limitation, to Section 6.08 with respect to the General Partner) or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Partner (other than the General Partner in its capacity as such) (or any Partner’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Partner or of any Affiliate of a Partner) has duties (including fiduciary duties) to the Company, to the General Partner, to another Partner, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by Law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the General Partner, each of the Partners, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the General Partner, each of the Partners, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement.
Section 7.02    Lack of Authority. No Partner, other than the General Partner or a duly appointed Officer or other agent of the Company, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Partners hereby consent to the exercise by the General Partner of the powers conferred on them by Law and this Agreement.
Section 7.03    No Right of Partition. No Partner, other than the General Partner (in its capacity as such), shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.
Section 7.04    Indemnification.

(a)    Subject to Section 5.05, the Company shall indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted by applicable Law (including as it presently exists or may hereafter be amended, substituted or replaced but, to the fullest extent permitted by applicable law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than such law permitted the Company to provide immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such Person by reason of the fact that such Person is or was a Partner or an Affiliate thereof (other than as a result of an ownership interest in the Corporation) or is or was serving as the General Partner or a director, officer, employee or other agent of the General Partner, or a director, manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.
(b)    The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the General Partner or otherwise.
(c)    The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the General Partner, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the General Partner.
(d)    The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Partner (unless such Partner otherwise agrees in writing or is found in a non-appealable decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04.
(e)    If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.
Section 7.05    Inspection Rights. The Company shall permit each Partner and each of its designated representatives at such Partner’s sole cost and expense to examine the books and records of the Company at the principal office of the Company or such other location as the General Partner shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Partner’s interest as a partner of the Company; provided, that the General Partner has a right to keep confidential from the Partners certain information in accordance with Section 17-305 of the Delaware Act.
ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS
Section 8.01    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Partners pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Partners absent manifest clerical error.
Section 8.02    Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the General Partner.
ARTICLE IX.
TAX MATTERS
Section 9.01    Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The General Partner shall use commercially reasonable efforts to furnish, within two hundred and forty (240) days of the close of each Taxable Year, to each Partner a completed IRS Schedule K-1 (and any comparable state income tax form) and such other information as is reasonably requested by such Partner relating to the Company that is necessary for such Partner to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Partners.
Section 9.02    Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The General Partner shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Date and each subsequent Taxable Year. The General Partner shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year. Each Partner shall upon request supply any information reasonably necessary to give proper effect to any such elections.
Section 9.03    Tax Controversies. The General Partner shall cause the Company to take all necessary actions required by Law to designate the Corporation as the “tax matters partner” of the Company within the meaning of Section 6231 of the Code (as in effect prior to repeal of such section pursuant to the Partnership Audit Provisions) with respect any Taxable Year beginning on or before December 31, 2017. The General Partner shall further cause the Company to take all necessary actions required by Law to designate the Corporation as the “partnership representative” of the Company as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Company beginning after December 31, 2017, and the Corporation is hereby authorized to designate an individual to be the sole individual through which such entity “partnership representative” shall act (in such capacities, including in similar capacities under analogous provisions of state or local Law, collectively, the “Partnership Representative”). The Company and the Partners shall cooperate fully with each other and shall use reasonable best efforts to cause the Corporation (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulation Section 301.6231(a)(7)-1(d) and completing IRS Form 8979 or any other form or certificate required pursuant to Treasury Regulation Section 301.6223-1(e)(1). The Partnership Representative shall have the right and obligation to take all actions authorized and required, by the Code and Treasury Regulations (and analogous provisions of state or local law) for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Partner agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Partners shall cooperate to the extent reasonably requested by the Company in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The provisions of this Section 9.03 shall survive the transfer or termination of any Partner’s interest in any Units of the Company, the termination of this Agreement and the termination of the Company, and shall remain binding on each Partner for the period of time necessary to resolve all tax matters relating to the Company, and shall be subject to the provisions of the Tax Receivable Agreement, as applicable.
ARTICLE X.
RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS
Section 10.01    Transfers by Partners. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Sections 10.02, 10.09 or Section 10.11 or (b) approved in advance and in writing by the General Partner, or its designee, in the case of Transfers by any Partner other than the General Partner, or (c) in the case of Transfers by the General Partner, to any Person who succeeds to the General Partner in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include (i) an event that terminates the existence of a Partner for income tax purposes (including, without limitation, a change in entity classification of a Partner under Treasury Regulation Section 301.7701-3, a sale of assets by, or liquidation of, a Partner pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Partner), but that does not terminate the existence of such Partner under applicable state Law (or, in the case of a trust that is a Partner, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Partner) or (ii) any indirect Transfer of Units held by the General Partner by virtue of any Transfer of Equity Securities in the Corporation.
Section 10.02    Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following Transfers (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (a) a Transfer pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof or that is necessary or desirable to comply with Sections 3.04 or 3.05 as determined by the General Partner, (b) a Transfer by a Partner to the Corporation or any of its Subsidiaries, (c) a Transfer by a Subsidiary of the Corporation to the Corporation, (d) a Transfer by a Controlling Partner to an Estate Planning Vehicle, (e) a Transfer by a Partner approved in advance and in writing by the General Partner, (f) a Transfer following the death or Incapacitation of a Controlling Partner in accordance with Article XI and (g) with respect to Common Units received by a Permitted Transferee from a Partner or such Partner’s other Permitted Transferee, a Transfer by such Permitted Transferee of such Common Units to such Partner. In the case of a Permitted Transfer of any Common Units by any Partner that is authorized to hold Class B Common Stock or Class C Common Stock in accordance with the

Certificate of Incorporation to a Permitted Transferee in accordance with this Section 10.02, such Partner (or any subsequent Permitted Transferee of such Partner) shall also transfer a number of shares of Class B Common Stock or Class C Common Stock, as applicable, equal to the number of Common Units that were transferred by such Partner (or subsequent Permitted Transferee) in the transaction to such Permitted Transferee, provided, however, that with respect to any Transfer (other than a Transfer (i) by a Controlling Partner, pursuant to clause (d) above or a similar estate planning Transfer pursuant to clause (e) above by a Controlling Partner to a Permitted Transferee that the Controlling Partner controls or (ii) by a holder of Class C Common Stock to a Controlling Partner pursuant to clause (g) above) of any Common Unit that corresponds with a share of Class C Common Stock, such corresponding number of shares of Class C Common Stock so transferred will automatically be converted to Class B Common Stock pursuant to the Certificate of Incorporation, provided further, in the event that a Permitted Transferee holding Common Units and Class C Common Stock (i) pursuant to clause (d) ceases to be an Estate Planning Vehicle or (ii) pursuant to clause (e) ceases to be controlled by the Controlling Partner, such shares of Class C Common Stock shall automatically be converted to Class B Common Stock pursuant to the Certificate of Incorporation. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).
Section 10.03    Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED ON [ ó ], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF LINCOLN INTERNATIONAL, LP, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND LINCOLN INTERNATIONAL, LP RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY LINCOLN INTERNATIONAL, LP TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.

Section 10.04    Transfer. Prior to Transferring any Units (other than in connection with a Permitted Pledge or a Redemption or Direct Exchange in accordance with Article XI), the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the transferor was a party (collectively, the “Other Agreements”) by executing and delivering to the Company a duly executed Joinder and counterparts of this Agreement and any applicable Other Agreements.
Section 10.05    Assignee’s Rights.
(a)    The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the General Partner. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.
(b)    Unless and until an Assignee becomes a Partner pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Partner hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Partner from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Partner contained herein by which a Partner would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).
Section 10.06    Assignor’s Rights and Obligations. Any Partner who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Partner with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Partner with respect to such Units or other interest (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Partner) is admitted as a Substituted Limited Partner in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Partner shall retain all of the duties, liabilities and obligations of a Partner with respect to such Units, and (ii) the General Partner may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Partner with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Partner who Transfers any Units in the Company from any liability of such Partner to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Partner (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Partner (in its capacity as such) contained herein or in the Other Agreements with the Company.

Section 10.07    Overriding Provisions.
(a)    Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited direct or indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Partner and shall not have any other rights in or with respect to any rights of a Partner of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The General Partner shall promptly amend the Schedule of Partners to reflect any Permitted Transfer pursuant to this Article X.
(b)    Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Partner Transfer any Units to the extent such Transfer would:
(i)    result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;
(ii)    cause an assignment under the Investment Company Act;
(iii)    in the reasonable determination of the General Partner, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the General Partner is a party; provided that the payee or creditor to whom the Company or the General Partner owes such obligation is not an Affiliate of the Company or the General Partner;
(iv)    be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);
(v)    cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or
(vi)    result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulation Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulation Section 1.7704-1(h)(3)).
(c)    Notwithstanding anything contained herein to the contrary, in no event shall any Partner that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Partner and the transferee have delivered to the Company, in respect of the relevant Transfer, written evidence that all required withholding under Section 1446(f) of the Code shall have been done and duly remitted to the applicable Governmental Entity or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding.
Section 10.08    Spousal Consent. In connection with the execution and delivery of this Agreement, any Partner who is a natural person shall deliver to the Company an executed consent from such Partner’s spouse (if any) in the form of Exhibit B-1 attached hereto or a Partner’s spouse confirmation of separate property in the form of Exhibit B-2 attached hereto. If, at any time subsequent to the date of this Agreement such Partner becomes legally married (whether in the first instance or to a different spouse), such Partner shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Such Partner’s non-delivery to the Company of an executed consent in the form of Exhibit B-1 or Exhibit B-2 at any time shall constitute such Partner’s continuing representation and warranty that such Partner is not legally married as of such date.
Section 10.09    Certain Transactions with respect to the Corporation.
(a)    In connection with a Change of Control Transaction, the General Partner shall have the right, in its sole discretion, to require each Partner to effect a Redemption of all or a portion of such Partner’s Units together with an equal number of shares of Class B Common Stock or Class C Common Stock, pursuant to which such Units and such shares of Class B Common Stock or Class C Common Stock, as applicable, shall be exchanged for shares of Class A Common Stock (or economically equivalent cash or securities of a successor entity) in accordance with the Redemption provisions of Article XI, mutatis mutandis (applied for this purpose as if the Corporation had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.09(a). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). From and after the Change of Control Date, (i) the Units and any shares of Class B Common Stock or Class C Common Stock subject to such Redemption shall be deemed to be transferred to the Company or the Corporation, as applicable, on the Change of Control Date and (ii) each such Partner shall cease to have any rights with respect to the Units and any shares of Class B Common Stock or Class C Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock (or economically equivalent cash or equity securities in a successor entity) pursuant to such Redemption). In the event the General Partner desires to initiate the provisions of this Section 10.09, the General Partner shall provide written notice of an expected Change of Control Transaction to all Partners within the earlier of (x) five (5) Business Days following the execution of an agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Partner on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Partners shall take all actions reasonably requested by the Corporation to effect such Redemption in accordance with the terms of Article XI, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption. Notwithstanding the foregoing, in the event the General Partner requires the Partners to exchange less than all of their outstanding Units (and to surrender a corresponding number of shares of Class B Common Stock or Class C Common Stock for cancellation), each Partner’s participation in the Change of Control Transaction shall be reduced pro rata.
(b)    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Corporation Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the General Partner shall provide written notice of the Corporation Offer to all Partners within the earlier of (i) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Corporation Offer and (ii) ten (10) Business Days before the proposed date upon which the Corporation Offer is to be effected, including in such notice such information as may reasonably describe the Corporation Offer, subject to Law, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Corporation Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Corporation Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Corporation Offer, and the number of Units (and the corresponding shares of Class B Common Stock or Class C Common Stock) held by such Partner that is applicable to such Corporation Offer. The Partners (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Corporation Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Corporation Offer (and that is contingent upon consummation of such offer and shall not be effective if such Corporation Offer is not consummated), and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Corporation Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Partners (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Partners to participate in such transaction without being required to exchange Units, shares of Class B Common Stock or shares of Class C Common Stock prior to the consummation of such transaction. For the avoidance of doubt, in no event shall Common Unitholders be entitled to receive in such Corporation Offer aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Corporation Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).
(c)    In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Corporation Offer, the provisions of Section 10.09(a) shall take precedence over the provisions of Section 10.09(b) with respect to such transaction, and the provisions of Section 10.09(b) shall be subordinate to provisions of Section 10.09(a), and may only be triggered if the General Partner elects to waive the provisions of Section 10.09(a).
(d)    Unvested Common Units. With respect to any shares of Class B Common Stock corresponding to Common Units which remain subject to vesting conditions in accordance with any applicable Equity Plan or individual award agreement, the Partner holding such shares of Class B Common Stock shall abstain from voting any such shares of Class B Common Stock with respect to any matter to be voted on or considered by the stockholders of the Corporation at any annual or special meeting of the stockholders of the Corporation or action by written consent of the stockholders of the Corporation unless and until such time as such Common Units have vested in accordance with the applicable Equity Plan or individual award agreement.
(e)    Liquidity Proceeds. Notwithstanding anything to the contrary in this Agreement, a Partner may assign up to one hundred percent (100%) of such Partner’s Liquidity Proceeds to any Liquidity Proceeds Permitted Transferee of such Partner upon written notice to the General Partner. A Liquidity Proceeds Permitted Transferee shall not be deemed a Partner for any purpose and shall not have any rights of a Partner under this Agreement.
ARTICLE XI.
REDEMPTION AND DIRECT EXCHANGE RIGHTS
Section 11.01    Redemption Right of a Partner.
(a)    After the expiration or earlier termination of any applicable Lock-Up Period, each Partner (other than the Corporation and its Subsidiaries) shall be entitled to cause the Company to redeem (a “Redemption”) all or any portion of such Partner’s Common Units (excluding, for the avoidance of doubt, any Common Units that are subject to vesting conditions or the Transfer of which is prohibited pursuant to Section 10.07(b) or Section 10.07(c) of this Agreement) in whole or in part (the “Redemption Right”) at any time and from time to time; provided, however, that the Redemption is for at least the Minimum Redemption Number; provided, further, that a Partner may only exercise a Redemption Right once per each calendar quarter. A Partner desiring to exercise its Redemption Right (each, a “Redeeming Partner”) shall exercise such right by giving written notice, in the form attached to this Agreement as Exhibit D or any other writing including the information required by this Section 11.01(a) (the “Redemption Notice”), to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Partner intends to have the Company redeem and a date, not less than three (3) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the General Partner in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, that the Company, the Corporation and the Redeeming Partner may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that in the event the Corporation elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Partner on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Partner timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):
(i)    the Redeeming Partner shall Transfer and surrender, free and clear of all liens and encumbrances, all rights, title and interest to (x) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated), and (y) a number of shares of Class B Common Stock or Class C Common Stock, as applicable, (together with any Corresponding Rights) equal to the number of Redeemed Units to the Corporation, to the extent applicable;
(ii)    the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Partner the consideration to which the Redeeming Partner is entitled under Section 11.01(b), and (z) if the Units are certificated, issue to the Redeeming Partner a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Partner pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units; and
(iii)    the Corporation shall cancel and retire for no consideration the shares of Class B Common Stock or Class C Common Stock, as applicable, (together with any Corresponding Rights) that were Transferred to the Corporation pursuant to Section 11.01(a)(i)(y) above.
(b)    The Corporation shall have the option (as determined solely by the Disinterested Majority) as provided in Section 11.02 to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that the Corporation may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that the Corporation has cash available in an amount equal to at least the Redeemed Units Equivalent, which cash was received from a substantially contemporaneous Qualifying Offering or, in the case of a Redemption occurring in connection with the closing of the IPO, the IPO. The Corporation shall give written notice (the “Election Notice”) to the Company (with a copy to the applicable Redeeming Partner) of such election within three (3) Business Days of receiving the Redemption Notice; provided, that if the Corporation does not timely deliver an Election Notice, the Corporation shall be deemed to have elected the Share Settlement method (subject to the limitations set forth above). Notwithstanding anything to the contrary in this Agreement, neither the Corporation (acting through the Disinterested Majority) nor the Company shall effectuate a Cash Settlement unless the Corporation has authorized and consummated a Qualifying Offering by no later than the

Redemption Date for the purpose of satisfying such Cash Settlement. If for any reason the Corporation is unable to complete such Qualifying Offering by the Redemption Date, then the applicable Redeemed Units shall instead be redeemed by Share Settlement, notwithstanding that the Corporation may have initially elected a Cash Settlement of such Redeemed Units.
(c)    In the event the Corporation elects the Cash Settlement in connection with a Redemption, the Redeeming Partner may retract its Redemption Notice with respect to such Redemption by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) within three (3) Business Days of delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Partner’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the related Redemption Notice.
(d)    In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Partner shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:
(i)    any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Partner at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;
(ii)    the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;
(iii)    the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Partner to have its Class A Common Stock registered at or immediately following the consummation of the Redemption;
(iv)    the Redeeming Partner is in possession of any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Partner being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure of such information);
(v)    any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Partner at or immediately following the Redemption shall have been issued by the SEC;
(vi)    there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

(vii)    there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;
(viii)    the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Partner to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement; or
(ix)    the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period.
(x)    If a Redeeming Partner delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay ceases to exist (or such earlier day as the Corporation, the Company and such Redeeming Partner may agree in writing).
(e)    The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Partner causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Partner shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Partner Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Partner shall be entitled to receive any and all Tax Distributions that such Redeeming Partner otherwise would have received in respect of income allocated to such Partner for the portion of any Fiscal Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.
(f)    In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Partner shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Partner would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.
(g)    Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the General Partner) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code.

Section 11.02    Election and Contribution of the Corporation. Unless the Redeeming Partner has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Section 11.01(d), subject to Section 11.03 on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by the Corporation in accordance with Section 11.01(b)), and (ii) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Partner. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Partner as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice.
Section 11.03    Direct Exchange Right of the Corporation.
(a)    Notwithstanding anything to the contrary in this Article XI (save for the limitations set forth in Section 11.01(b) regarding the Corporation’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Partners under Section 11.01, including the right to revoke a Redemption Notice), the Corporation may, in its sole and absolute discretion (as determined solely by the Disinterested Majority) (subject to the timing limitations set forth on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Partner, on the one hand, and the Corporation or, upon the election of the Corporation, a wholly owned subsidiary thereof (an “Exchanging Subsidiary”), on the other hand (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Partner in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation or Exchanging Subsidiary, as the case may be, shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units. In connection with any Direct Exchange, the Company is hereby authorized to execute, deliver and perform, and the General Partner or any officer of the Company on behalf of the Company is hereby authorized to execute and deliver, any unit and share transfer and cancellation agreement (or similar document) and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement.
(b)    The Corporation may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an

“Exchange Election Notice”) to the Company and the Redeeming Partner setting forth its election to exercise its right to consummate a Direct Exchange through the Corporation or an Exchanging Subsidiary; provided, that such election is subject to the limitations set forth in Section 11.01(d) and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.
(c)    Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows:
(i)    If the Corporation elects to effect the Direct Exchange through an Exchanging Subsidiary, the Corporation shall make a Capital Contribution to such Exchanging Subsidiary (in the form of the Share Settlement or the Cash Settlement, as determined by the Corporation in accordance with Section 11.01(b));
(ii)    the Redeeming Partner shall transfer, assign and surrender, as applicable, free and clear of all liens and encumbrances (x) the Redeemed Units and (y) a number of shares of Class B Common Stock or Class C Common Stock, as applicable, (together with any Corresponding Rights) equal to the number of Redeemed Units, to the extent applicable, in each case, to the Corporation or Exchanging Subsidiary, as applicable;
(iii)    the Corporation or the Exchanging Subsidiary, as the case may be, shall pay to the Redeeming Partner the Share Settlement or the Cash Settlement, as applicable, and
(iv)    the Corporation shall cancel and retire for no consideration the shares of Class B Common Stock or Class C Common Stock, as applicable, (together with any Corresponding Rights) that were Transferred to the Corporation or the Exchanging Subsidiary pursuant to Section 11.03(c)(ii)(y) above; and
(v)    the Company shall (x) register the Corporation or Exchanging Subsidiary, as applicable, as the owner of the Redeemed Units and (y) if the Units are certificated, issue to the Redeeming Partner a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Partner pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to the Corporation or Exchanging Subsidiary, as applicable, a certificate for the number of Redeemed Units.
Section 11.04    Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share

Settlement in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation) or by way of Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange shall, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Certificate of Incorporation (if any).
Section 11.05    Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Partner and all rights set forth herein shall continue in effect with respect to the remaining Partners and, to the extent the Redeeming Partner has a remaining Unit following such Redemption or Direct Exchange, the Redeeming Partner. No Redemption or Direct Exchange shall relieve a Redeeming Partner of any prior breach of this Agreement by such Redeeming Partner.
Section 11.06    Tax Treatment.
(a)    In connection with any Redemption or Direct Exchange, the Redeeming Partner shall, to the extent it is legally entitled to deliver such form, deliver to the General Partner or the Company, as applicable, a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the General Partner or the Company, as applicable, certifying as to such Redeeming Partner’s taxpayer identification number and that such Redeeming Partner is not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If a Redeeming Partner is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then (i) such Redeeming Partner and the Company shall use commercially reasonable efforts to cooperate to provide any other certification or determination described in Treasury Regulations Sections 1.1446(f)-2(b) and 1.1446(f)-2(c) to the extent permitted under applicable Law at the time of such Redemption or Direct Exchange, and the Corporation, the Exchanging Subsidiary, the General Partner or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Partner in respect of such Redemption or Direct Exchange to the extent required under Section 1446(f) of the Code and Treasury Regulations thereunder after taking into account the certificate or other determination provided pursuant this sentence and (ii) upon request and to the extent permitted under applicable Law, the Company shall deliver a certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T); provided, that if the Company is not legally entitled to provide the certificate described in clause (ii), the Corporation, the Exchanging Subsidiary, the General Partner or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Partner in respect of such Redemption or Direct Exchange to the extent required under Section 1445 of the Code and Treasury Regulations.
(b)    Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of a Share Settlement or a Cash Settlement, as applicable, on the one hand, and the Redeemed Units, on the other hand, between the Corporation or Exchanging Subsidiary, as applicable, and the Redeeming Partner for U.S. federal and applicable state and local income tax purposes, which the parties intend to treat as an exchange for which the Corporation or Exchanging Subsidiary, as applicable, will be eligible to receive a special basis adjustment pursuant to Section 743(b) of the Code.
Section 11.07    Other Redemption Matters. At the discretion of the General Partner, and provided that the Class A Common Stock is listed or admitted to trading on a national securities exchange, the Common Units may be subject to mandatory Redemption in each of the following circumstances:
(a)    If the Partners (other than the Corporation and its wholly owned Subsidiaries) beneficially own, in the aggregate, less than 10% of the then outstanding Common Units, the General Partner shall have the right, in its sole discretion, to require any Partner (other than the Corporation and its wholly owned Subsidiaries) to effect a Redemption of some or all of such Partner’s Common Units for Class A Common Stock (together with the surrender and delivery of the same number of shares of Class B Common Stock or Class C Common Stock, as applicable);
(b)    If a Partner (i) withdraws from the Company (other than pursuant to Section 10.06), (ii) no longer is a party to an employment contract (through termination, retirement or otherwise) with the Company or a wholly-owned subsidiary of the Company, and (iii) no longer is a party to a services contract (through termination, retirement or otherwise) with the Company, its Subsidiaries or Affiliates, the General Partner shall have the right, in its sole discretion, to require such Partner to effect a Redemption of some or all of such Person’s Common Units for Class A Common Stock (together with the surrender and delivery of the same number of shares of Class B Common Stock or Class C Common Stock, as applicable); and
(c)    Notwithstanding the foregoing, if a Partner (other than a Controlling Partner) dies or becomes Incapacitated, such Partner’s Common Units (whether held directly or indirectly through an Estate Planning Vehicle) shall automatically be redeemed pursuant to this Article XI in exchange for Class A Common Stock (together with the surrender and delivery of the same number of shares of Class B Common Stock); provided, however, if a Controlling Partner dies or becomes Incapacitated, such Controlling Partner’s Common Units (whether held directly or indirectly through an Estate Planning Vehicle) shall remain outstanding and any shares of Class C Common Stock held by such Controlling Partner shall automatically convert to shares of Class B Common Stock pursuant to the Certificate of Incorporation.
The General Partner shall deliver written notice to the Company and any such Partner (or such Partner’s estate) of its intention to exercise its Redemption Right pursuant to this Section 11.07 (a “Minority Partner Redemption Notice”) at least five (5) Business Days prior to the proposed date upon which such Redemption is to be effected (such proposed date, the “Minority Partner Redemption Date”), indicating in such notice the number of Common Units (and corresponding shares of Class B Common Stock or Class C Common Stock, as applicable) held by such Partner that the Corporation intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 11.07 shall be effective on the Minority Partner Redemption Date. From and after the Minority Partner Redemption Date, (i) the Common Units and shares of Class B Common Stock or Class C Common Stock, as applicable, subject to such Redemption shall be deemed to be transferred to the Corporation on the Minority Partner Redemption Date and (ii) such Partner shall cease to have any rights with respect to the Common Units and shares of Class B Common Stock or Class C Common Stock, as applicable, subject to such Redemption (other than the right to receive shares of Class A Common Stock pursuant to such Redemption). Following delivery of a Minority Partner Redemption Notice and on or prior to the Minority Partner Redemption Date, the Partners shall take all actions reasonably requested by the Corporation to effect such Redemption, including taking any action and delivering any document required pursuant to the remainder of this Section 11.07 to effect a Redemption.
ARTICLE XII.
ADMISSION OF PARTNERS
Section 12.01    Substituted Limited Partners. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Limited Partner on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Partners.
Section 12.02    Additional Limited Partners. Subject to the provisions of Article X hereof, any Person that is not a Partner as of the Effective Date may be admitted to the Company as an additional Limited Partner (any such Person, an “Additional Limited Partner”) only upon furnishing to the General Partner (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Partner (including entering into such documents as may reasonably be requested by the General Partner). Such admission shall become effective on the date on which the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Partners.
ARTICLE XIII.
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS
Section 13.01    Withdrawal and Resignation of Partners. Except in the event of Transfers pursuant to Section 10.06 and the General Partner’s right to resign pursuant to Section 6.03, no Partner shall have the power or right to withdraw or otherwise resign as a Partner from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Partner, however, that attempts to withdraw or otherwise resign as a Partner from the Company without the prior written consent of the General Partner upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Partner receiving the full amount of Distributions from the Company to which such Partner is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Partner. Upon a Transfer of all of a Partner’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Partner shall cease to be a Partner.
ARTICLE XIV.
DISSOLUTION AND LIQUIDATION
Section 14.01    Dissolution. The Company shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Partner. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)    the decision of the General Partner together with the written approval of the Common Unitholders (other than the General Partner) holding a majority of the Common Units (other than the Common Units held by the General Partner) to dissolve the Company (excluding for purposes of such calculation the Corporation and all Common Units held directly or indirectly by it);
(b)    a dissolution of the Company under Section 17-801(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or
(c)    the entry of a decree of judicial dissolution of the Company under Section 17-802 of the Delaware Act.
Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall, to the fullest extent permitted by law, continue in existence subject to the terms and conditions of this Agreement.

Section 14.02    Winding Up. Subject to Section 14.05, on dissolution of the Company, the General Partner shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the General Partner. The steps to be accomplished by the Liquidators are as follows:
(a)    as promptly as possible after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;
(b)    the Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidators may reasonably determine) the following: first, all of the debts, liabilities and obligations of the Company owed to creditors other than the Partners, including all expenses incurred in connection with the liquidation and winding up of the Company; and second, all of the debts, liabilities and obligations of the Company owed to the Partners (other than any payments or distributions owed to such Partners in their capacity as Partners pursuant to this Agreement); and
(c)    following satisfaction of the Company’s debts, liabilities and obligations pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Partners in accordance with Section 4.01(a) and Section 4.01(d) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).
The distribution of cash and/or property to the Partners in accordance with the provisions of this Section 14.02 and Section 14.03 below shall constitute a complete return to the Partners of their Capital Contributions, a complete distribution to the Partners of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Partners have consented within the meaning of the Delaware Act. To the extent that a Partner returns funds to the Company, it has no claim against any other Partner for those funds.
Section 14.03    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Partners, the Liquidators may, in their sole discretion and to the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Partner(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, in their sole discretion, distribute to the Partners, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind shall first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property so distributed.
Section 14.04    Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the General Partner (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.
Section 14.05    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.
Section 14.06    Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Partners (it being understood that any such return shall be made solely from assets of the Company).
ARTICLE XV.
RESTRICTIVE COVENANTS
Section 15.01    Purpose and Consideration.
(a)    Each of the Partners acknowledges that in the course of such Partner’s affiliation with the Company Group, such Partner has and/or will become familiar with Confidential Information and Company Trade Secrets and that such Partner’s services will be of special, unique and extraordinary value to the Company Group. Each Partner understands and agrees that without Partner’s affiliation with the Company Group, Partner would not have access or exposure to Confidential Information and Company Trade Secrets. Each Partner further understands and agrees that Confidential Information and Company Trade Secrets take a long time to develop and is the product of substantial investment by the Company Group. Each Partner understands and agrees that the Company Group has a legitimate protectable interest in protecting its Confidential Information, Company Trade Secrets and goodwill. Each Partner further acknowledges and agrees that the Company Group invests substantial time and resources into building and maintaining long-term client relationships, including the development of goodwill and new Confidential Information relating to these client relationships, and that this investment extends to those client relationships that Partner may have brought to the Company Group from another entity and continued to develop utilizing the Company Group’s time and resources, and that this substantial investment, goodwill and new Confidential Information provides the Company Group with a legitimate protectable interest in these client relationships. Each Partner also acknowledges and agrees that the Company Group invests substantial time and resources into recruiting, training and maintaining its workforce and has a legitimate protectable interest in protecting that investment and maintaining a stable workforce. The foregoing is a non-exhaustive list of the legitimate protectable interests supporting the covenants set forth in this Article XV (the “Covenants”).
(b)    Each of the Partners agrees to the Covenants in exchange for admission to the Company as a Partner and/or eligibility to remain a Partner of the Company. Partner further agrees to the Covenants in exchange for eligibility to receive distributions under this Agreement. Each of the Partners also agrees to the Covenants in exchange for the benefits conferred upon Partner by the protections afforded by this Article XV. Specifically, each of the Partners acknowledges and agrees that it is to the material benefit of Partner for each Partner to be subject to enforceable restrictive covenant agreements that protect the legitimate business interests of the Partners collectively and the Company as an enterprise. Each of the Partners and the Company hereby stipulate that the Covenants are supported by full and adequate consideration and agree not to challenge the sufficiency of said consideration or the enforceability of the Covenants.
Section 15.02    Definitions Relevant to this Article XV.
(a)    “Company Group” means the Company and its affiliates, including, without limitation, Lincoln International LLC and Lincoln Partners Advisors LLC, and with respect to affiliates, only to the extent the applicable Partner conducts or supervises business activities on behalf of such entities at any time during the twenty-four (24) months preceding Partner’s Service End Date.
(b)    “Competitive Business Activity” means the sale or provision of any products or service sold by or provided by the Company Group during Partner’s affiliation with the Company including, without limitation, buy-side and sell-side merger and acquisition advisory, capital advisory, private fund advisory, valuations, and opinions.
(c)    “Company Trade Secret” means Confidential Information that qualifies as a “trade secret” under applicable state or federal law, including, but not limited to, applicable state law and the Federal Defend Trade Secrets Act of 2016, 18 U.S.C. § 1836 et seq.
(d)    “Prospective Restrictive Client” means each and every prospective client, including, without limitation, any private equity and/or venture capital firms that refers business relating to their actual or prospective portfolio companies to the Company Group, targeted by the Company Group for business at any time during the twelve (12) months preceding Partner’s Service End Date and with whom during such time Partner actively solicited, called upon, or contacted (or participated in such solicitation, call, or contact) on behalf of the Company Group or about which Partner acquired or learned Confidential Information, Company Trade Secrets or Third-Party Confidential Information; provided that a prospective client with whom the

Company Group has not conducted business (including business with such prospective clients’ portfolio companies, funds, or other affiliated vehicles) within the six (6) month period following Partner’s Service End Date shall not constitute a Prospective Restricted Client.
(e)    “Restricted Client” means each and every client with whom the Company Group has conducted business during the twenty-four (24) months preceding Partner’s Service End Date and with which during such time Partner had supervisory responsibility, performed services or transacted business on behalf of the Company Group or about which Partner acquired or learned Confidential Information, Company Trade Secrets or Third-Party Confidential Information. The term Restricted Client expressly includes any private equity firms, venture capital firms, and/or investment manager that refer business relating to their actual or prospective portfolio companies, funds, or other vehicles to the Company Group.
(f)    “Restricted Person” means any Partners and each and every person employed or otherwise engaged by the Company Group, including independent contractors and consultants, during the twenty-four (24) months preceding Partner’s Service End Date and with or for whom during such time Partner had supervisory responsibility or work-related contact in connection with performing services on behalf of the Company Group or about whom Partner acquired or learned personnel information relating to such persons’ compensation, benefits, job duties or performance evaluations.
(g)    “Service End Date” means the date on which Partner ceases to provide services to the Company and any of its affiliates for any reason.
(h)    “Third-Party Confidential Information” means confidential and proprietary or private information received by the Company Group from clients or their affiliates (including private equity, venture firms, and investment managers), prospective clients, suppliers, distributors, vendors or other third parties in trust and confidence or pursuant to a duty of confidentiality.
Section 15.03    Non-Solicitation of Clients.
(a)    Partner shall not, subject to applicable Law, for a period of twelve (12) months following Partner’s Service End Date, regardless of the reasons that such Partner no longer provides services to the Company Group, directly, or indirectly through another person or entity or by assisting others, solicit, call upon, or contact any Restricted Client or Prospective Restricted Client for the purpose of engaging in a Competitive Business Activity, or otherwise divert, interfere with, or attempt to divert or interfere with, the Company Group’s business relationship with any Restricted Client.
Section 15.04    Client Non-Service.
(a)    Partner shall not, subject to applicable Law, for a period of twelve (12) months following Partner’s Service End Date, regardless of the reasons that such Partner no longer provides services to the Company Group, directly, or indirectly through another person or entity or by assisting others, contract with, sell to, or perform services for or on behalf of a Restricted Client or Prospective Restricted Client in connection with a Competitive Business Activity.
Section 15.05    Non-Solicitation of Restricted Persons.
(a)    For a period of twelve (12) months following Partner’s Service End Date, regardless of the reasons that such Partner no longer provides services to the Company Group, Partner will not, subject to applicable Law, directly or indirectly through another person or entity or by assisting others, solicit, induce or encourage any Restricted Person to terminate or reduce such Restricted Person’s employment or other association with the Company Group, or otherwise interfere with the faithful discharge by such Restricted Person of any employment, contractual and/or fiduciary obligations to serve the Company Group’s best interests and those of its clients. The foregoing shall not prohibit general and non-targeted solicitation through job postings and similar advertising.
Section 15.06    Reasonableness of Restrictions.
(a)    Each of the Partners stipulates that all of the restrictions and obligations in this Article XV are reasonable (including as to time, geographic area and activity limitations), are no greater than necessary to protect the Company Group’s legitimate business interests, are ancillary to protecting such interests and goodwill, do not prohibit Partner from using general skills and know-how acquired during or prior to affiliation with the Company Group, and do not preclude Partner from earning a livelihood or otherwise impose any undue hardship. Partner agrees and acknowledges that the potential harm to the Company Group in the event of any breach of any provision of this Article XV outweighs any potential harm to Partner of its enforcement by injunction or otherwise. Each Partner acknowledges that Partner has carefully read this Article XV and consulted with legal counsel of Partner’s choosing regarding its contents (or voluntarily chosen to not seek such consultation), has given careful consideration to the restraints imposed upon Partner by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of the Company Group’s legitimate protectable interests, including those set forth in Section 15.01.
Section 15.07    Injunctive Relief, Attorneys’ Fees, and Tolling of Restrictive Periods.
(a)    Each of the Partners acknowledges that irreparable harm will result to the Company Group if Partner violates any of the restrictions or obligations set forth herein and that, under such circumstances, the Company Group will have no adequate remedy at law. Therefore, in the event of any actual, anticipated or threatened breach of such restrictions or obligations, the Company will be entitled to specific performance and the immediate entry of injunctive relief without imposition of bond or other security to the extent permitted by applicable law. Such relief is in addition to all other remedies available to the Company Group by contract, at law or in equity. If the Company succeeds in securing relief for any actual, anticipated or threatened breach of Sections 15.03 through 15.05, Partner will pay all of the costs and expenses, including reasonable attorneys’ fees, incurred by the Company Group in obtaining such relief.

(b)    If Partner breaches any of the restrictions set forth in Sections 15.03 through 15.05 and the Company commences a legal proceeding in connection therewith, the time period applicable to each such restriction shall be tolled and extended for a period of time equal to the period of time during which Partner is determined by a court of competent jurisdiction to be in non-compliance or breach (not to exceed the duration set forth in the applicable restriction) commencing on the date of such determination, to the greatest extent permissible under applicable law.
Section 15.08    Cumulative Agreement and Severability/Reformation.
(a)    The restrictions and obligations contained in this Article XV are in addition to and supplement those contained in any other agreements between the parties regarding the subject matter hereof. To the extent the restrictions or obligations set forth herein conflict or are inconsistent with those contained in such other agreements in a manner that cannot be reconciled, the restrictions and obligations that provide the broadest enforceable protection to the Company shall control.
(b)    In the event that any provision of this Article XV is deemed to be invalid or unenforceable, in whole or in part, by a court or arbitrator of competent jurisdiction for any reason, the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Article XV or part thereof is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period, geographic area or activity limitation that such court deems reasonable and enforceable under circumstances then existing, the parties authorize the court or arbitrator to modify and reform such provision so that it may be enforced to the maximum extent permitted by law.
Section 15.09    Duty to Disclose.
(a)    During Partner’s affiliation with the Company and for a period of twelve (12) months following Partner’s Service End Date, Partner will provide at least fourteen (14) days’ advance written notice to the Company of any subsequent business activity to be undertaken by Partner in the financial services industry. Such notice shall include the name and address of Partner’s new employer or entity for whom Partner plans to provide services, as well as the nature of such association and Partner’s new position and job responsibilities. Each Partner will disclose the existence and terms of this Article XV to any such employer or entity and consents to the Company notifying such employer or entity about Partner’s restrictions and obligations under this Agreement.
Section 15.10    Survival.
(a)    For the avoidance of doubt, the restrictions and obligations contained in this Article XV shall survive with respect to any Partner following such Partner’s Event of Withdrawal.
Section 15.11    Partner Review.

(a)    Each of the Partners acknowledge that Partner has received fourteen (14) days’ to review this Agreement before being bound by its terms. Partner has read all provisions contained herein and fully understands their meaning. Partner has been advised in writing to consult an attorney before agreeing to the obligations in this Article XV (and this document constitutes that writing) and has had a reasonable opportunity to do so. Partner further acknowledges that the restrictions and obligations in this Article XV are legally binding and hereby affirms that Partner shall fully comply therewith. Partner acknowledges and agrees that Partner’s agreement to be bound by the terms of this Article XV is a condition of Partner’s admission to the Company or continued admission to the Company as a Partner.
ARTICLE XVI.
GENERAL PROVISIONS
Section 16.01    Power of Attorney.
(a)    Each Limited Partner hereby constitutes and appoints the General Partner (or the Liquidator, if applicable) with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited partnership in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, substitution or resignation of any Partner pursuant to Article XII or XIII; and
(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement.
(b)    The foregoing power of attorney is coupled with an interest and, to the fullest extent permitted by law, irrevocable, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Partner and the transfer of all or any portion of his, her or its Units and shall extend to such Partner’s heirs, successors, assigns and personal representatives.
Section 16.02    Confidentiality.

(a)    Each of the Partners (other than the Corporation) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the General Partner. “Confidential Information” as used herein includes all non-public information concerning the Company or its Subsidiaries including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s or any of its Subsidiaries’ business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company or such Subsidiary plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s and such Subsidiary’s business. With respect to each Partner, Confidential Information does not include information or material that: (i) is rightfully in the possession of such Partner at the time of disclosure by the Company or any of its Subsidiaries without any obligation of confidentiality; (ii) before or after it has been disclosed to such Partner by the Company, becomes part of public knowledge, not as a result of any action or inaction of such Partner in violation of this Agreement; (iii) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the General Partner; (iv) is disclosed to such Partner or their representatives by a third party not, to the knowledge of such Partner, in violation of any obligation of confidentiality owed to the Company or any of its Subsidiaries with respect to such information; or (v) is or becomes independently developed by such Partner or their respective representatives without use of or reference to the Confidential Information.
(b)    Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Partners may disclose Confidential Information to its Subsidiaries, Affiliates, partners, members, stockholders, managers, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Partner is required to keep the Confidential Information confidential; provided, that such Partner shall remain liable with respect to any breach of this Section 16.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 16.02).
(c)    Notwithstanding Section 16.02(a) or Section 16.02(b), each of the Partners may disclose Confidential Information (i) to the extent that such Partner is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Partner, or the Common Units held by such Partner, or a prospective merger partner of such Partner (provided, in each case, that such Partner determines in good faith that such prospective purchaser or merger partner would be a Permitted

Transferee), (provided, that (i) such Persons shall be informed by such Partner of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Partner shall be liable for any breaches of this Section 16.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 16.02)). Notwithstanding any of the foregoing, nothing in this Section 16.02 shall restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.
Section 16.03    Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the written consent of the General Partner, together with the written consent of the holders (other than the General Partner) of a majority of the Common Units then outstanding (excluding all Common Units held by the Corporation). Notwithstanding the foregoing, no amendment or modification:
(a)    to this Section 16.03 that would adversely affect the Partners may be made without the prior written consent of the General Partner and each of the Limited Partners;
(b)    to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter;
(c)    to any of the terms and conditions of this Agreement which would (i) reduce the amounts distributable to a Partner pursuant to Articles IV and XIV in a manner that is not pro rata with respect to all Partners, (ii) increase the liabilities of such Partner hereunder, (iii) otherwise materially and adversely affect a holder of Units (with respect to such Units) in a manner materially disproportionate to any other holder of Units of the same class or series (with respect to such Units) (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (iv) materially and adversely affect the rights of any Partner under Article XI, shall be effective against such affected Partner or holder of Units, as the case may be, without the prior written consent of such Partner or holder of Units, as the case may be; and
(d)    to convert a Limited Partner Interest in the Company into General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest) may be made without the prior written consent of the Partners.
Notwithstanding any of the foregoing, the General Partner may make any amendment to this Agreement (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof or to correct obvious errors, in each case without the consent of any other Partner; provided, that any such amendment does not adversely change the rights of the Partners hereunder in any respect, or (ii) to reflect any changes to the Class A Common Stock, Class B Common Stock or Class C Common Stock or the issuance of any other capital stock of the Corporation.

Section 16.04    Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Partner. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Partner.
Section 16.05    Addresses and Notices. Any notice, request, demand or instruction specified or permitted by this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company or by electronic mail at the address set forth below and to any other recipient and to any Partner at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service or if sent by electronic mail, upon confirmed receipt. Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof signed by the Person entitled to such notice, whether before or after the time stated at which such notice is required to be given, shall be deemed equivalent to the giving of such notice.
To the Company:
Lincoln International, LP
110 North Wacker Drive, 51st Floor
Chicago, IL 60606
Attn: General Counsel
E-mail: USLegalExternal@lincolninternational.com
with a copy (which copy shall not constitute notice) to:
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Attn: Steven B. Stokdyk and Scott W. Westhoff
Facsimile: (312) 993-9767
E-mail: Steven.Stokdyk@lw.com; Scott.Westhoff@lw.com
To the Corporation:
Lincoln International, Inc.
110 North Wacker Drive, 51st Floor
Chicago, IL 60606

Attn: General Counsel
E-mail: USLegalExternal@lincolninternational.com
with a copy (which copy shall not constitute notice) to:
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Attn: Steven B. Stokdyk and Scott W. Westhoff
Facsimile: (312) 993-9767
E-mail: Steven.Stokdyk@lw.com; Scott.Westhoff@lw.com
To the Partners, as set forth on Schedule 2.
Section 16.06    Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 16.07    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company (other than Indemnified Persons in their capacity as such) or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property of the Company other than as a secured creditor.
Section 16.08    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 16.09    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
Section 16.10    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR

WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 16.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.
Section 16.11    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 16.12    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 16.13    Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 16.14    Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Partner, any amounts that such Partner owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.14.
Section 16.15    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), any

indemnity agreements entered into in connection with the Prior LP Agreement with the General Partner or any member of the board of directors of the General Partner or any other Indemnitee (as defined in the Prior LP Agreement) at that time, those documents entered into in connection with the Recapitalization or Reorganization Transactions of the Company and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Original Partnership Agreement, the First Amended and Restated LP Agreement, Second Amended and Restated LP Agreement and the Prior LP Agreement are superseded in their entirety by this Agreement as of the Effective Date and shall be of no further force and effect thereafter.
Section 16.16    Remedies. Each Partner shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.
Section 16.17    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement shall be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. To the fullest extent permitted by law, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Fourth Amended and Restated Limited Partnership Agreement as of the date first written above.

COMPANY:

LINCOLN INTERNATIONAL, LP

By:
Name:
Title:

CORPORATION:

LINCOLN INTERNATIONAL, INC

By:
Name:
Title:

PARTNERS:

[ó]

By:
Name:
Title:

[ó]

By:
Name:
Title:

[ó]

[ó]

[Signature Page to Fourth Amended and Restated Limited Partnership Agreement]

SCHEDULE 1
SCHEDULE OF PRE-IPO PARTNERS

Partner	Original Units
-
-
-
-
-
-
-
-
-
-
-
-
-

SCHEDULE 2*
SCHEDULE OF PARTNERS

Partner	Common Units (Vested)	[Common Units (Unvested)]	[Options]	Contact Information for Notice
1. Lincoln International, Inc.	[ ó ]	-	-
2.	[ ó ]	-	-
3.	[ ó ]	-	-
4.	[ ó ]	-	-
5.	[ ó ]	-	-
6.	[ ó ]	-	-
7.	[ ó ]	-	-
8.	[ ó ]	-	-
9.	[ ó ]	-	-
10.	[ ó ]	-	-
11.	[ ó ]	-	-
12.	[ ó ]	-	-
13.	[ ó ]	-	-
14.	[ ó ]	-	-
15.	[ ó ]	-	-
16.	[ ó ]	-	-
17.	[ ó ]	-	-
* This Schedule of Partners shall be updated from time to time to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Common Units, or to reflect any additional issuances of Common Units pursuant to this Agreement.

Exhibit A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Fourth Amended and Restated Limited Partnership Agreement, dated as of [ ó ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LP Agreement”) of Lincoln International, LP, a Delaware limited partnership (the “Company”), by and among the Company, Lincoln International, Inc., a Delaware corporation and the sole general partner of the Company (the “Corporation”), and each of the Partners from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LP Agreement.
1.    Joinder to the LP Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is admitted as and hereafter shall be a Partner under the LP Agreement and a party thereto, with all the rights, privileges and responsibilities of a Partner thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LP Agreement as if it had been a signatory thereto as of the date thereof.
2.    Incorporation by Reference. All terms and conditions of the LP Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.
3.    Address. All notices under the LP Agreement to the undersigned shall be direct to:
[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTNER]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

LINCOLN INTERNATIONAL, LP

By: LINCOLN INTERNATIONAL, INC., its General Partner

By:
Name:
Title:

Exhibit B-1
FORM OF AGREEMENT AND CONSENT OF SPOUSE
The undersigned spouse of _____________________________ (the “Partner”), a party to that certain Fourth Amended and Restated Limited Partnership Agreement, dated as of [ ó ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) of Lincoln International, LP, a Delaware limited partnership (the “Company”), by and among the Company, Lincoln International, Inc., a Delaware corporation and the sole general partner of the Company, and each of the Partners from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that:
I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Partner is subject to the terms of the Agreement, which include certain restrictions on Transfer.
I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units.
I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me, and that I am signing this Agreement and consent without any duress and of free will.
Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

Exhibit B-2
FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY
I, the undersigned, the spouse of _____________________________ (the “Partner”), who is a party to that certain Fourth Amended and Restated Limited Partnership Agreement, dated as of [ ó ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) of Lincoln International, LP, a Delaware limited partnership (the “Company”), by and among the Company, Lincoln International, Inc., a Delaware corporation and the sole general partner of the Company, and each of the Partners from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Partner are the sole and separate property of said Partner, and I hereby disclaim any interest in same, other than any interests previously assigned Liquidity Proceeds (as defined in the Agreement).
I hereby acknowledge that the meaning and legal consequences of this Partner’s spouse’s confirmation of separate property have been fully explained to me and are understood by me, and that I am signing this Partner’s spouse’s confirmation of separate property without any duress and of free will.
Dated: _____________________________

[NAME OF SPOUSE]

By:
Name:

Exhibit C
POLICY REGARDING CERTAIN EQUITY ISSUANCES
LINCOLN INTERNATIONAL, INC.
2026 INCENTIVE AWARD PLAN
All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2026 Incentive Award Plan (the “Plan”).
Pursuant to Sections 3.1 and 10.17 of the Plan, this Policy Regarding Certain Equity Issuances (this “Policy”), effective as of [ ò ], 2026, is established to provide for the method by which shares of Common Stock or other securities and/or payment therefor may be exchanged or contributed between Lincoln International, Inc. (the “Corporation”) and Lincoln International, LP (the “Operating Company”), or any of their respective Subsidiaries, or may be returned to the Corporation upon any forfeiture of such shares of Common Stock or other securities by the Participant, for the purpose of (i) ensuring that the relationship between the Corporation, the Operating Company and their respective Subsidiaries remains at arm’s-length, and (ii) maintaining economic parity between one share of Class A Common Stock and one Common Unit (as defined in the Operating Agreement) by preserving the one-to-one ratio between (x) the aggregate number of outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock and (y) the number of Common Units held by the Corporation.
In the event of any conflict between the Fourth Amended and Restated Limited Partnership Agreement of Lincoln International, LP, dated as of [ ò ], 2026 (the “Operating Agreement”) or the Plan and this Policy, the Operating Agreement or the Plan, as applicable, will control. In the event of any conflict between the Operating Agreement and the Plan, unless explicitly stated otherwise, the Operating Agreement will control. This Policy may be modified, supplemented or terminated at any time and from time to time in the Corporation’s discretion.
For purposes of this Policy, where this Policy refers to an Eligible Individual who is an Operating Company Service Provider (as defined below) or is an employee or service provider to a Subsidiary of the Operating Company, all such references shall be deemed to include a former employee of or service provider to the Operating Company or any of its Subsidiaries, as applicable, who at the time of grant of the relevant award was then an employee or service provider of such entity.
1.    Restricted Stock Awards
a.    Transfers of Restricted Stock to Corporation Employees, Corporation Consultants or Corporation Directors. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Corporation and Directors (collectively, “Corporation Service Providers”) in consideration for services performed by such Corporation Service Providers for the Corporation (but not for the Operating Company or its Subsidiaries):

i.    Issuance of Restricted Stock.
A.    The Corporation shall issue such number of shares of Restricted Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan.
B.    Concurrently with or prior to such issuance, a Corporation Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.
C.    Prior to the Vesting Date (as defined below), the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Corporation Service Provider (less any applicable withholding and other payroll taxes) as the terms of the Restricted Stock Award Agreement provide for. The Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. Prior to the Vesting Date (as defined below), the Operating Company shall pay to, or with respect to, the Corporation the amount of any such payments that the Corporation is required to pay to or with respect to the Corporation Service Provider as a reimbursement of Corporation expenses pursuant to Section [6.06] of the Operating Agreement.
ii.    Vesting of Restricted Stock. On the date when the value of any share of Restricted Stock is includible in the taxable income (with respect to each such share, the “Vesting Date”) of the Corporation Service Provider, the following events shall occur or be deemed to have occurred:
A.    If required by Section [6.06] of the Operating Agreement, the Operating Company shall be deemed to or actually reimburse the Corporation for the compensation expense equal to, or with respect to, the amount includible in the taxable income of the Corporation Service Provider.
B.    The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units (as defined in the Operating Agreement) equal to the number of such shares of Restricted Stock (or portion thereof) that are includible in the taxable income of the Corporation Service Provider as of the applicable Vesting Date and any Restricted Stock (or portion thereof) purchased by the Corporation Service Provider in consideration for a deemed or actual Capital Contribution (as defined in the Operating Agreement) from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value (as defined in the Operating Agreement).
b.    Transfers of Restricted Stock to Employees and other Service Providers of the Operating Company. The following shall apply to Restricted Stock granted under the Plan to

Employees and other service providers of the Operating Company or its Subsidiaries (each, “Operating Company Service Providers”) in consideration for services performed by such Operating Company Service Providers for the Operating Company or its Subsidiaries:
i.    Issuance of Restricted Stock.
A.    The Corporation shall issue such number of shares of Restricted Stock as are to be issued to the Operating Company Service Provider in accordance with the terms of the Plan.
B.    Concurrently with or prior to such issuance, an Operating Company Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.
C.    The Corporation shall transfer any such purchase price to the Operating Company (and, if the Operating Company Service Provider is an Employee or other Service Provider of a Subsidiary of the Operating Company, the Operating Company shall transfer such purchase price to such Subsidiary of the Operating Company). For tax purposes, any such purchase price shall be treated as paid by the Operating Company Service Provider to the Operating Company (or an applicable Subsidiary) as the employer of the Employee or the recipient of the Consultant’s services (i.e., not a capital contribution).
D.    Prior to the Vesting Date, the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Operating Company Service Provider (less any applicable withholding and other payroll taxes) as provided by the terms of the Restricted Stock Award Agreement, provided that the Operating Company (or, if the Operating Company Service Provider is an Employee or other Service Providers of a Subsidiary of the Operating Company, the Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts, handle any applicable withholding and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Corporation with respect to the Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such dividend or other payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to the Operating Company Service Provider for all purposes.

ii.    Vesting of Restricted Stock. On the Vesting Date of any shares of Restricted Stock of the Operating Company Service Provider, the following events shall occur or be deemed to have occurred:
A.    The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other Service Provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, such shares of Restricted Stock (or portion thereof) that are includible in the taxable income of the Operating Company Service Provider on such Vesting Date (the “Operating Company Purchased Restricted Stock”), which shall not include any Restricted Stock (or portion thereof) purchased by the Operating Company Service Provider. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Restricted Stock shall be an amount equal to the product of (x) the number of shares of Operating Company Purchased Restricted Stock and (y) the Fair Market Value of a share of Common Stock on the Vesting Date.
B.    The Operating Company (or any Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Restricted Stock to the Participant at no additional cost, as additional compensation.
C.    The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to (i) the number of shares of Operating Company Purchased Restricted Stock in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value and (ii) the number of shares of Restricted Stock (or portion thereof) purchased by the Operating Company Service Provider in consideration for the Capital Contribution from the Corporation of any purchase price paid by the Operating Company Service Provider for the applicable Restricted Stock (or portion thereof) to the Corporation. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, then the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.
2.    Restricted Stock Unit and Other Stock or Cash Based Awards. The following shall apply to all Restricted Stock Units and Other Stock or Cash Based Awards (other than cash awards) granted under the Plan and settled in shares of Common Stock:
a.    Transfers of Common Stock to Corporation Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to a Corporation Service Provider in accordance with [Section 6.3 or Article VII] of the Plan. As soon as reasonably practicable after such Award is settled, with respect to each such settlement:
i.    If required by Section [6.06] of the Operating Agreement, the Operating Company shall be deemed to or actually reimburse the Corporation for the compensation expense equal to, or with respect to, the amount includible in the taxable income of the Corporation Service Provider with respect to such Award.
ii.    The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of shares of Common Stock issued in settlement of the Restricted Stock Unit or applicable Other Stock or Cash Based Award in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value.
b.    Transfer of Common Stock to Operating Company Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to an Operating Company Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit or applicable Other Stock or Cash Based Award to an Operating Company Service Provider in accordance with [Section 6.3 or Article VII] of the Plan. As soon as reasonably practicable after such Award is settled, with respect to each such settlement:
i.    The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased RSU/Other Award Shares”) equal to the number issued in settlement of the Restricted Stock Units or Other Stock or Cash Based Awards. The deemed price paid by the Operating Company (or Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased RSU/Other Award Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased RSU/Other Award Shares and (y) the Fair Market Value of a share of Common Stock at the time of settlement.
ii.    The Operating Company (or Subsidiary of the Operating Company) shall be deemed to transfer such shares of Common Stock to the Participant at no additional cost, as additional compensation.
iii.    The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of Operating Company Purchased RSU/Other Award Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.
c.    Other Full-Value Awards. To the extent the Corporation grants full-value Awards (other than Restricted Stock, Restricted Stock Units and Other Stock and Cash Based Awards), the provisions of this Section 2 shall apply mutatis mutandis with respect to such full-value Awards, to the extent applicable (as determined by the Administrator).
3.    Stock Options. The following shall apply to Options granted under the Plan:
a.    Transfer of Common Stock to Corporation Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to Section 5.5 of the Plan, of payment for the shares of Common Stock with respect to which an Option (which in the case of a Corporation Service Provider was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Corporation Service Provider:
i.    The Corporation shall transfer to the holder of such Option the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is exercised subject to the terms of the Plan.
ii.    The Corporation, shall, as soon as practicable after such exercise, make a Capital Contribution to the Operating Company in an amount equal to the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. If required by Section [6.06] of the Operating Agreement, the Operating Company shall reimburse the Corporation for the compensation expense equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option, less the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. Notwithstanding the amount of the Capital Contribution actually made pursuant to this Section 3(a)(ii), the Corporation shall be deemed to have contributed in the aggregate to the Operating Company as a Capital Contribution, inclusive of any Capital Contribution actually made, an amount equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option.
iii.    The Operating Company shall issue to the Corporation, on the date of the issuance of any Common Stock described in Section 3(a)(i) hereof, a number of Common Units equal to the number of issued shares of Common Stock pursuant to Section 3(a)(i) hereof, in consideration for the Capital Contributions described in Section 3(a)(ii) hereof.

b.    Transfer of Common Stock to Operating Company Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to Section 5.5 of the Plan, of payment for the shares of Common Stock with respect to which an Option (which was issued to and is held by an Operating Company Service Provider in such capacity), or portion thereof, is exercised by a Participant who is an Operating Company Service Provider:
i.    The Corporation shall transfer to the Participant the total number of shares of Common Stock with respect to which the Option was exercised subject to the terms of the Plan (the “Total Purchased Shares”). Of the Total Purchased Shares, the number of shares of Common Stock that shall be deemed to be transferred directly to the Participant shall be equal to (A) the amount of the exercise price paid by the Participant to the Corporation pursuant to Section 5.5 of the Plan (the “Exercise Price Paid”) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Operating Company Holder Purchased Shares”).
ii.    The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased Option Shares”) equal to the excess of (A) the number of Total Purchased Shares, over (B) the number of Operating Company Holder Purchased Shares. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Option Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased Option Shares and (y) the Fair Market Value of a share of Common Stock at the time of the exercise.
iii.    The Operating Company (or a Subsidiary of the Operating Company) shall be deemed to transfer the Operating Company Purchased Option Shares to the Participant at no additional cost, as additional compensation.
iv.    The Operating Company shall issue to the Corporation on the date of exercise a number of Common Units equal to the sum of the number of Total Purchased Shares in consideration for (i) a deemed Capital Contribution from the Corporation in an amount equal to the number of Operating Company Purchased Option Shares, multiplied by the per-Common Unit Fair Market Value and (ii) a Capital Contribution from the Corporation in amount equal to the Exercise Price Paid. In the case where an Operating Company Service Provider is an Employee or other service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.

c.    Stock Appreciation Rights. To the extent the Corporation grants any Stock Appreciation Rights, the provisions of this Section 3 shall apply mutatis mutandis with respect to such Stock Appreciation Rights, to the extent applicable (as determined by the Administrator).
4.    Dividend Equivalent Awards. The following shall apply to Dividend Equivalents granted under the Plan:
a.    The Corporation shall make any payments to a Corporation Service Provider under the terms of the Dividend Equivalent award, provided that the Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. The Operating Company shall pay to the Corporation the amount of any such payments that the Corporation is required to pay to, or with respect to, the Corporation Service Provider as a reimbursement of Corporation expenses pursuant to Section [6.06] of the Operating Agreement.
b.    The Corporation shall make any payments to an Operating Company Service Provider (less any applicable withholding and other payroll taxes) under the terms of the Dividend Equivalent award, provided that the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, such Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts, handle any applicable withholding and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s (or the applicable Subsidiary’s) distributions to the Corporation with respect to Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to such Operating Company Service Provider for all purposes.
5.    Forfeiture, Surrender or Repurchase of Common Stock. If any shares of Common Stock granted under the Plan are (a) forfeited or surrendered by any Eligible Individual eligible to participate in the Plan (an “Eligible Service Provider”) or (b) repurchased from any Eligible Service Provider by the Corporation, the Operating Company or a Subsidiary, (i) the shares of Common Stock forfeited, surrendered or repurchased shall be returned to the Corporation, (ii) the Corporation (or, if the Eligible Service Provider is an Operating Company Service Provider, the Operating Company or a Subsidiary of the Operating Company, as applicable) shall pay the repurchase price (if any) of the repurchased shares of Common Stock to such Eligible Service Provider, and (iii) if corresponding Common Units had theretofore been issued in respect of the shares of Common Stock that were so forfeited, surrendered or repurchased, the Operating Company shall, contemporaneously with such forfeiture, surrender or repurchase of shares of Common Stock, redeem or repurchase a number of the Common Units held by the Corporation equal to the number of forfeited, surrendered or repurchased shares of Common Stock, such redemption or repurchase to be upon the same terms and for the same price per Common Unit as such shares of Common Stock are forfeited, surrendered or repurchased.

Exhibit D

FORM OF COMMON UNIT REDEMPTION NOTICE
[ ò ], 20[ ò ]
Lincoln International, LP
110 North Wacker Drive, 51st Floor
Chicago, IL 60606
Attn:     Kristin Marvin; Theodore Heidloff
Email: kmarvin@lincolninternational.com; theidloff@lincolninternational.com
With a copy to:
Lincoln International, Inc.
110 North Wacker Drive, 51st Floor
Chicago, IL 60606
Attn:     Kristin Marvin; Theodore Heidloff
Email: kmarvin@lincolninternational.com; theidloff@lincolninternational.com
Re: Redemption Notice
Reference is made to that certain Fourth Amended and Restated Limited Partnership Agreement of Lincoln International, LP (the “Company”), dated as of [ ò ], 2026 (the “Agreement”). All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.
This Redemption Notice constitutes written notice of the undersigned’s determination to exercise the undersigned’s right to cause the Company to redeem [ ò ] Common Units held by the undersigned (the “Redeemed Units”), in accordance with Section 11.01 of the Agreement including, without limitation, clause (i) thereof. Pursuant to and in accordance with Section 11.01 of the Agreement, and on the terms and subject to the conditions set forth in this Redemption Notice and the Agreement, the undersigned hereby exercises its right to cause the Company to redeem the Redeemed Units for the equivalent number of shares of Class A Common Stock of Lincoln International, Inc. (the “Redemption”). The undersigned hereby requests that the Redemption take place with respect to the Redeemed Units on [ ò ], 20[ ò ].
IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Redemption Notice to be executed and delivered by the undersigned or by its duly authorized attorney as of the date first written above.

[ ò ]

By:
Name:
Title: